As filed with the Securities and Exchange Commission on February 8, 2007 Registration No. 333-133839

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
PRE-EFFECTIVE AMENDMENT NO. 6
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Calibre Energy, Inc.
(Name of small business issuer on its charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	88-0343804 (I.R.S. Employer Identification Number)

1667 K Street, NW, Suite 1230
Washington, D.C. 20006
(202) 223-4401
(Address and telephone number
of principal executive offices and principal place of business)
___________________

Oliver Pennington
1667 K Street, NW, Suite 1230
Washington, D.C. 20006
(202) 223-4401
(Name, address and telephone number
of agent for service)
___________________

Copy to:
Michael C. Blaney
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
(713) 758-2222
___________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐
___________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION – DATED February 7, 2006

Calibre Energy, Inc.

71,433,306 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders of up to 71,433,306 shares of our common stock, including 55,225,806 shares of common stock previously issued and 16,207,500 shares of common stock issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell the shares of common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  The registration statement of which the prospectus is a part, registers the resale of more than 94% of the outstanding shares of our common stock.

Shares of our common stock are traded on the NASD OTC Bulletin Board under the symbol “CBRE.OB.” On January 31, 2007, the last reported sales price for our common stock on the OTC Bulletin Board was $0.81 per share.

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus.

___________________________________

Investing in our common stock involves a high degree of risk. You should read carefully this entire prospectus, including the section captioned “Risk Factors” beginning on page 2, before making a decision to purchase our stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is February____, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these shares of our common stock. The information in this prospectus may only be accurate as of the date of this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling stockholders may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so modified will be deemed to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling stockholders and the shares of our common stock offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our businesses and detailed financial information. You should carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

In this prospectus, “Calibre Energy, Inc.,” the “company,” “we,” “us” or “our” refer to Calibre Energy, Inc., a Nevada corporation, and its subsidiaries, except where otherwise indicated or required by context.

Our Business

We are an independent natural gas and oil exploration and production company concentrating on growing reserves and production through the exploration, development, exploitation and acquisition of natural gas and oil reserves in North America and in Kurdistan, Iraq. We have initially concentrated on the acquisition, exploitation and development of producing and non-producing shale gas and oil properties in the Barnett Shale in Texas. Our oil and gas business was commenced in August 2005. We specialize in acquiring oil and gas interests involved in extracting hydrocarbons from known gas-shale source rocks. We intend to focus on: a) shales that are laterally extensive; b) basins where the target zones have been previously penetrated; and c) shales that have been successfully fraced and commercially produced. In September 2006, we expanded into Iraqi Kurdistan, a country with the world's fourth largest proven oil reserves.

Our Executive Offices

Our principal executive and administrative office facility is located at 1667 K Street, N.W., Suite 1230, Washington, D.C. 20006 and our telephone number is (202) 223-4401 and we have an operations office at Ashford VI, 1155 Dairy Ashford South, Fourth Floor, Houston, TX 77079. We maintain a website at www.calibreenergy.com , however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

RISK FACTORS

The shares offered hereby have not been approved or disapproved by the SEC or the securities regulatory authority of any state, nor has any such regulatory body reviewed this Prospectus for accuracy or completeness. The shares offered hereby are speculative, involve an unusually high degree of risk and should only be purchased by those who can afford to lose their entire investment. Therefore, prospective investors should carefully consider the following risk factors before purchasing the shares offered hereby.

The following factors affect our business and the industry in which it operates. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or that we currently consider immaterial may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Risks Related to Our Business

As of January 31, 2007 we had only approximately $92,000 in cash and will need to raise additional funds immediately in order to continue operations. If we do not raise funds immediately we will be forced to cease our operations, and our ability to obtain the necessary funding is uncertain.

As of January 31, 2007 we had only approximately $92,000 in cash and we will need to raise additional funds immediately in order to continue our operations. If we do not raise funds immediately we will be forced to cease our operations and we will be unable to continue as a going concern.. We have no immediate internal sources of funds, and we do not have any committed sources of capital. Additional financing through partnering, public or private equity financings, debt, lease transactions or other financing sources may not be available on acceptable terms, or at all. Additional equity financings could result in significant dilution to our stockholders. We will not receive any funds as a result of sales made pursuant to the registration statement of which this prospectus is a part.

We have a limited operating history and limited revenues.

Our oil and gas business commenced in August of 2005 and, accordingly, is subject to substantial risks inherent in the commencement of a new business enterprise. Consequently we have limited assets and operations. To date, we have generated limited revenue from our operations, no business history and may not be able to successfully identify, develop and operate oil and gas leases, generate revenues, or operate profitably that investors can analyze to aid them in making an informed judgment as to the merits of an investment in us. Any investment in us should be considered a high risk investment because the investor will be placing funds at risk in a company with unforeseen costs, expenses, competition, and other problems to which new ventures are often subject. Investors should not purchase our stock unless they can afford to lose their entire investment.

Several of our officers and directors are also officers and/or directors for another company, which may lead to conflicts of interest for these officers and directors.

    Some of our officers and directors also serve as officers and or directors of Standard Drilling, Inc., a company engaged in the business of drilling services. Standard Drilling’s management includes Mr. Prentis Tomlinson as CEO, Mr. Edward Moses as President and COO, and Mr. Oliver Pennington as CFO. Our management includes Mr. Tomlinson as Chairman, President and CEO, Mr. Moses as Vice Chairman, and Mr. Pennington as Chief Financial Officer. In addition, three of the five members of our Board of Directors, Messrs. Tomlinson, Moses and Anderson, serve as directors of Standard Drilling. Another one of our directors, Mr. Buntain, is a stockholder in Standard Drilling. In addition, our President and these other officers and directors directly or indirectly own approximately 30% of our outstanding common stock and approximately 34% of Standard Drilling determined in each case according to Rule 13D-3. As officers and/or directors of both companies, these individuals will have a duty of loyalty to both companies. Although each company has other separate officers and staff, a conflict of interest may arise if we enter, or consider entering into any arrangements with Standard Drilling or if we and Standard Drilling engage, or attempt to engage, in the same businesses. We have entered into a Business Opportunity Agreement with Standard Drilling pursuant to which we disclaimed interest in any future drilling business opportunities, and Standard Drilling disclaimed interest in any future exploration and production business opportunities; this agreement clarifies the separate interests of these two entities and permits those officers and directors employed by both companies to manage the respective businesses without concern that the interests described in the agreement overlap. Nevertheless, transactions or other situations may arise in which both we and Standard Drilling are interested (such as opportunities for Standard Drilling to provide us with drilling services), and in such cases, our officers and directors in common might have conflicts of interest that would prevent them from making decisions or taking actions that are in our shareholders’ best interests, and as a result our business and financial results could be adversely affected.

We have entered into an agreement with Standard Drilling, Inc. pursuant to which we agreed to not enter into the oil field services businesses, and thus we cannot enter into or invest in any oil field services businesses.

We have entered into a Business Opportunity Agreement with Standard Drilling, Inc. pursuant to which we agreed to not acquire, invest in or operate any oil field services business and Standard Drilling, Inc. agreed to not acquire, invest in or operate any exploration or production business other than its currently owned oil and gas properties. Unless this agreement is amended, modified or no longer in effect, we cannot acquire or otherwise invest in any oil field service business even if we believe such an acquisition or investment would be beneficial to us.

Our conflicts committee consists of a single director and, in the event of a transaction or other circumstance involving Standard Drilling, the committee will not be able to rely on the unconflicted advice of much of our senior management, and if our single director resigns or is otherwise unable to perform his obligations as a director, we will not be able to take action on a matter involving conflicts for our remaining directors until either one or more new unconflicted directors are appointed or the Board takes action in the absence of unconflicted directors.

Mr. Drouet is our only director who is not director, officer or shareholder of, or otherwise affiliated with, Standard Drilling, and he does not constitute a majority of the Board of Directors. Mr. Drouet is the sole member of our conflicts committee, which is charged with determining all actions that are required to be taken or may be taken by us with respect to any opportunity or transaction that involves a conflict of interest for any officer or director. While the conflicts committee will have complete access to our management and is entitled to engage such outside engineering, financial, legal and other assistance as it deems appropriate, in the event of a transaction or other circumstance involving Standard Drilling the committee will not be able to rely on the unconflicted advice of much of our senior management. Further, if Mr. Drouet resigns or is otherwise unable to perform his obligations as a director, we will not be able to take action on any matters that are delegated to the conflicts committee until one or more new unconflicted directors are appointed and made members of the conflicts committee, or unless and until the Board determines to take action in the absence of any unconflicted directors, relying on its determination as to the fundamental fairness of the proposed transaction to our shareholders.

Employment of some of our officers by another company may limit the time they have available to devote to managing our business.

    As noted above, several of our officers, including our President and CFO, are also employed as officers and/or directors of Standard Drilling. Standard Drilling pays the officers salaries comparable to, and in some cases greater than, the salaries we pay them. Currently, Standard Drilling pays Mr. Tomlinson and Mr. Moses $20,000 more per year than we pay them. Our employment agreements with these officers require them to devote such time to managing our business as is reasonably necessary to perform their duties under the employment agreement but do not specify a specific number of hours or percentage of time. Further, the officers have significant discretion on a day to day basis as to whether to devote time to the management of our business or management of Standard Drilling’s business. As a result of the salaries paid to them by, their fiduciary duties to, and their ownership of a substantial interest in, Standard Drilling, or for any other reason, the officers may determine to devote most or all of their time to Standard Drilling for an extended period of time. Because of the time required of these officers to manage Standard Drilling’s business, they may not devote sufficient time to managing our business, and as a result our business and financial results could be adversely affected. The supervision of the officers’ performance by directors without any conflict of interest regarding Standard Drilling is limited to the oversight provided by Mr. Drouet, unless one or more additional unconflicted directors are added to our Board in the future.

There is a high demand for leases and drilling rigs in the areas of our operation and we may not be able to obtain leases or access to rigs at rates that permit us to be profitable or at all.

    Increases in oil and natural gas prices have resulted in a significant increase in demand for both oil and gas leases and drilling rigs. As a result, the cost of both leases and rigs has increased substantially. In particular the demand for rigs has made it difficult in some instances to obtain such services without significant advance scheduling. If we cannot obtain leases to oil and gas properties and rigs when needed and at reasonable rates, or at all, we may not be able to complete exploration and development and commence production in a timely manner. As a result, our associated costs could be substantially higher, we may lose our rights to some leases and our business and financial results may be adversely affected.

We will face intense competition in our industry, and we may not have the capacity to compete with larger oil and gas companies also investing in oil and gas prospects.

Identifying and realizing attractive investments in the energy sector are highly competitive, involve a high degree of uncertainty and often require significant capital. There are many companies with more resources in the oil and gas industry, competing to identify and acquire the most desirable oil and gas prospects. If we cannot acquire high quality oil and gas prospects, at a cost which allows us to earn a profit, due to such competition, our business and financial results will be adversely affected.

The selection of prospects, ownership and operation of oil and gas wells, and the ownership of non-operating oil and gas properties are highly speculative investments.

Prospects may not produce oil or natural gas, or drilling or development on a prospect may not take place at all. Operations on the interests we acquire may be unprofitable, not only because a well may be non-productive “dry hole,” but also because the producing life and productivity of wells are unpredictable. Wells may not produce oil and/or gas in sufficient quantities or quality to recoup the investment, let alone return a profit. Further, weather-related and other delays may affect the ability to drill for hydrocarbons, produce hydrocarbons, or to transport hydrocarbons. Development and transportation may be made impracticable or impossible by weather, ground conditions, inability to obtain appropriate easements, ground water, or other conditions or delays. If any of our prospects or wells fails to produce at anticipated levels or if their completion or operation is delayed or limited, our business and financial results may be adversely affected.

The experts on whom we rely to analyze potential acquisitions may not make accurate conclusions about prospects.

We will rely on our management and personnel, experts, our partners and other third parties to analyze potential prospects in which we invest. If the analysis is inaccurate, the prospects may not result in productive wells and our business and financial results will be adversely affected.

Third parties may operate some of the prospects in which we invest and thus we may be unable to control their operations in a manner as we believe will yield the best results.

Third parties manage and control the properties in which we invest. Also, third parties may act as the operator of some of our prospects, and in most cases, we will acquire less than a 100% ownership position in our oil and gas properties. Accordingly, third parties may manage and control the drilling, completion and production operations on the properties. As a result, a prospect may not be drilled or operated in the manner we desire. Additionally, we could be held liable for the joint activities of other working interest owners of our investment properties, including nonpayment of costs and liabilities arising from the other working interest owners’ actions. Moreover, if other working interest owners do not, or cannot, pay their share of drilling and completion costs for a prospect, that prospect might not be fully developed.

Leasehold interests in which we invest may revert before the interest is profitable.

Many leases and mineral interests contain provisions that allow ownership to revert back to the original owners after a certain period of time and under certain circumstances. Because we may not have control of the majority of the interest in a particular lease block or because of a lack of funds or availability of equipment, we will have little or no control over the development or drilling that takes place, and leases may therefore expire before any commercialization of the lease takes place.

Drilling wells is speculative, unpredictable, and we will lose our entire investment in wells that do not produce in commercial quantities.

We will be required to pay our pro rata share of drilling expenses on a prospect where we own a working interest. Drilling involves high risk, and the probability is high that no oil and gas will be discovered in commercial quantities. In most instances for any given prospect, a dry hole will result in a total loss of any amounts invested in the drilling of the prospect, including the amount invested in the mineral lease.

Production and marketing conditions may cause production delays.

Some of the prospects we acquire may be remote from transportation facilities. Drilling wells in areas remote from transportation facilities may delay production from those wells until sufficient reserves are established to justify construction of necessary pipelines and production facilities. The inability to complete wells in a timely fashion on a prospect may also result in production delays. In addition, marketing demands (which have historically been seasonal) may reduce or delay production from wells. The wells on the prospects in which we invest may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, local supply levels and delivery problems could halt or reduce sales from the wells in which we invest. The occurrence of any of these adverse conditions may adversely affect our ability to produce and/or market oil and gas from the affected wells.

Political and economic instability in Iraq could aversely affect our investment in projects in Iraq.

  We have entered into an agreement to invest in an exploration and production project in Iraq. Our investment in Iraq is subject to a variety of political and economic risks due in part to insurrection and instability in Iraq, including:

•	loss of property and equipment as a result of events like acts of war, insurrection, terrorism, expropriation, or nationalization.

•	increases in import, export and transportation regulations and tariffs, taxes and governmental royalties;

•	renegotiation of contracts with governmental entities that result in less favorable terms for us;

•	changes in laws and policies governing operations of foreign-based companies in Iraq that increase our costs or otherwise adversely affect our operations;

•	changes in exchange controls and other laws that affect our ability to transfer funds to the United States;

•	changes in the laws and policies of the United States affecting foreign trade, taxation and investment; and

•
 the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

  As a result of any of the foregoing we may lose some or all of our investment in Iraq or control over the investment or its returns. Our business and financial results would be adversely affected by any such event.

Oil and gas markets have historically been unstable and their fluctuation may adversely affect the value and marketability of our investments.

Global economic conditions, political conditions and other factors create an unstable market for the price of oil and natural gas. Oil and gas prices may fluctuate significantly in response to supply, demand, political, economic, weather and other factors. Such price fluctuation may affect the value of cash flow from producing properties and the value and marketability of our investments.

We may not be able to be both cost-efficient and geographically diversified.

While we will diversify our investments among different properties, prospects, and, possibly, geographic regions, the cost to acquire interests in and develop oil and gas prospects varies greatly in different geographic locations. Consequently, if we make investments in a limited geographic area, it may lower our cost per investment but would limit the diversity of our portfolio. Conversely, if we make investments in a number of different areas, our diversity would increase but at a greater cost to us.

The profitability of any investment will be subject to the risk of loss due to damage to people or property arising from the hazards of drilling and operating prospects and wells.

We intend to invest in leaseholds, titles, mineral interests, working interests, royalty interests and other energy exploration related assets. Numerous potential hazards accompany the development of these interests, including unexpected or unusual ground formations, pressures, blowouts, and pollution. Any of these hazards could injure or kill people or damage property, including causing surface damages, equipment damage, reservoir damage and reserve loss. If any of these potential hazards occur, the associated damages could exceed the value of our assets and any insurance coverage.

Our activities will be subject to substantial environmental laws and regulations and the cost of complying with those laws and regulations may be significant.

We will be subject to federal, state and local environmental laws, regulations and ordinances that may impose liability for the costs of cleaning up, and damages resulting from, past spills, disposals and other releases of hazardous substances. In particular, under applicable environmental laws, we may be responsible for certain costs associated with investigating and remediating environmental conditions and may be subject to associated liability, including lawsuits brought by private litigants, relating to prospects in which we own working interests. These obligations could arise regardless of whether the environmental conditions were created by us, a partner or by a prior owner or tenant. If we incur any such costs, our business and financial results may be adversely affected.

Risks Related to Our Stock

There is currently a limited market for our common stock, and any trading market that develops in the common stock may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

There is currently a limited market for our common stock and an improved market for our common stock may not develop.. Accordingly, purchasers of the shares offered hereby will be required to bear the economic consequences of holding such securities for an indefinite period of time. An active trading market for our common stock may not ever develop. Any trading market that does develop may be volatile, and significant competition to sell our common stock in any such trading market may exist, which could negatively affect the price of our common stock. As a result, the value of our common stock may decrease. Additionally, if a trading market does develop, such market may be highly illiquid, and our common stock may trade at a price that does not accurately reflect the underlying value of our net assets or business prospects. Investors are cautioned not to rely on the possibility that an active trading market may develop or on the prices at which our stock may trade in any market that does develop in making an investment decision.

If our share price is volatile, we may be the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company’s securities, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer.

Our “blank check” preferred stock could be issued to prevent a business combination not desired by management or our current majority shareholders.

Our articles of incorporation authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined by our board of directors without shareholder approval. Our preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in our control and as a method of preventing shareholders from receiving a premium for their shares in connection with a change of control.

Future sales of our common stock in the public market could lower our stock price.

We may sell additional shares of common stock in subsequent public or private offerings. We may also issue additional shares of common stock to finance future acquisitions. Such sales or issuances may be at prices less than the public trading price. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the our business. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the shares offered in this offering.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements. These statements relate to future events and/or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of our business or the industry in which it operates to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under “Risk Factors” and those described elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by the Company’s use of terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause the Company’s actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this Prospectus to conform prior statements to actual results.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from any sales of shares of our common stock. We will not receive any of the proceeds from any such sale by any selling stockholder. See “Selling Stockholders.”

We will receive proceeds upon the exercise of the warrants. Any proceeds we receive upon exercise of the warrants will be used for evaluating, acquiring, drilling and completing prospects and to pay salary and administrative expenses.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are traded on the National Association of Securities Dealers Inc. Over the Counter Bulletin Board under the symbol “CBRE.OB.” Our common stock trades on a limited, sporadic and volatile basis. As of  January 31, 2007, the last reported sales price of our common stock on the OTC Bulletin Board was $0.81. As of January 31, 2007, there were 62,385,780 shares of our common stock outstanding that were held of record by 405 persons.

The following table sets forth, for the periods indicated, the range of high and low bid information for our common stock. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Price Ranges
	High	Low
Fiscal Year Ended December 31, 2003
First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0
Fourth Quarter	0	0
Fiscal Year Ended December 31, 2004
First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0
Fourth Quarter	0	0
Fiscal Year Ended December 31, 2005
First Quarter	0	0
Second Quarter	0	0
Third Quarter	0	0
Fourth Quarter	2.00	1.42
Fiscal Year Ended December 31, 2006
First Quarter	3.00	1.55
Second Quarter	2.90	1.80
Third Quarter	2.80	1.81
Fourth Quarter	2.79	2.00
Fiscal Year Ended December 31, 2007
First Quarter (through January 31, 2007)	2.79	0.62

Holders of shares of common stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors, out of funds legally available for payment thereof. However, if dividends are not declared by our Board of Directors, no dividends shall be paid. We have not paid any dividends on our common stock since our inception.

We do not anticipate that any cash dividends will be paid in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance our future expansion. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the shares offered by this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Disclosure Regarding Forward-Looking Statements” or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.

Overview

We are engaged in oil and natural gas exploration and exploitation activities in the Barnett Shale development in Ft. Worth Basin located northern Texas, the Bakkan Shale development in the Williston Basin located in Montana and North Dakota, and the Fayetteville Shale development in the Arkoma Basin located in Arkansas. We have a limited operating history as our predecessor company for financial reporting purposes was formed on August 17, 2005. We are engaged in the acquisition, exploitation and development of producing and non-producing oil and gas-shale (source rock) properties in selected producing basins in North America. Our oil and gas business was commenced in August 2005. Most of our current activities are focused on the exploration and production of natural gas in the Barnett Shale development in Northern Texas and the Fayetteville Shale development in Arkansas.

Assuming we succeed in raising additional capital, see"Liquidity and Capital Resources," our current goals are to expand and develop our exploration and production business and our reserves by initially emphasizing the identification and development of shale gas opportunities in the Barnett Shale and the Fayetteville Shale. We believe both the Mississippian development of the Barnett Shale in the Ft. Worth Basin and the Fayetteville Shale development in the Arkoma Basin provides the greatest near term economic value to us.

We evaluate opportunities to purchase or sell oil and natural gas properties in the marketplace and could participate as a buyer or seller of properties at various times. We seek acquisitions that utilize our technical expertise or offer opportunities to expand our existing core areas.

Acquisition, exploration and development.

We follow the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

General and administrative.

General and administrative expenses consist primarily of salaries and benefits, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to increase our staff to expand our operations.

Results of Operations

We commenced our oil and gas operations in August 2005. Prior to that time we did not have any significant activities or assets. Consequently, we are not able to compare results of operations for the quarter ended June 30, 2006, for the quarter ended March 31, 2006 or the period ended December 31, 2005 to any earlier period.

Selected Financial History

Calibre Energy, Inc.
Selected financial history for the period from August 17, 2005 (inception) to December 31, 2005 and for the three months ended March 31, 2006, the six months ended June 30, 2006 and the nine months ended September 30, 2006

	Nine months ended September 30, 2006 (Unaudited)	Six months ended June 30, 2006 (Unaudited)	Three months ended March 31, 2006 (Unaudited)	August 17 (inception) - December 31, 2005 (Audited)
Oil and Gas Revenue	375,161	129,899	39,342	20,778
Loss from operations	(2,156,140)	(1,328,295)	(697,726)	(1,943,885)
Net loss	(2,064,909)	(1,260,633)	($673,612)	(1,901,651)
Earnings per share:
Basic and diluted	(0.04)	(0.02)	(0.01)	(0.05)

Total assets	22,503,427	18,794,006	13,498,242	7,938,869
Total long-term liabilities	─	─	─	─
Total liabilities	2,212,306	2,531,836	1,474,102	1,065,964
Common stock; $.001 par value; 100,000,000 authorized; 56,600,806, 53,980,806, and 47,000,000 issued and outstanding	58,351	56,601	53,981	47,000
Preferred stock; $.001 par value; 10,000,000 authorized; none issued	─	─	─	─
Dividends declared per common share			─	─

    Notwithstanding the information presented as of September 30, 2006, as of January 31, 2007, we had only approximately $92,000 in cash and we will need to raise additional funds immediately in order to continue our operations.  See "Risk Factors - Risks Related to Our Business" and "Liquidity and Capital Resources" below.

Results of Operations for Nine Months Period Ended September 30, 2006

We commenced our oil and gas operations in August 2005. Prior to that time, we did not have any significant activities or assets. Consequently, we are not able to compare results of operations for the nine months ended September 30, 2006 to any earlier period.

Net Sales

For the nine months ended September 30, 2006, our oil and gas net sales were $375,161. Sales revenues were derived primarily from the sale of gas production of 67,671 Mcf at an average price of $5.60 per Mcf. At the beginning of the period, we had five wells on production and during the period, seven new wells began commercial production. We are still in the operational development stage of our exploration program. Accordingly, we do not expect to generate substantial revenues during the majority of 2006 until the completion of the initial stages of our drilling program.

General and Administrative Expenses

For the nine months ended September 30, 2006, general and administrative expenses were $1,872,724. A total of $156,607 was for costs associated with our general and administrative expenses, $860,896 was for professional fees principally associated with capital raising activities, and $855,221 was for compensation expense.

Net Loss

For the nine months ended September 30, 2006, we had a net loss of $2,064,909. The net loss is primarily attributable to minimal operating revenues to support general and administrative costs until such time as we achieve more substantial operating results from our drilling program.

Results of Operations for Three Months Period Ended September 30, 2006

We commenced our oil and gas operations in August 2005. Prior to that time, we did not have any significant activities or assets. During the period from August 17, 2005 (Inception) until September 30, 2005, our operations were very limited.  Consequently, comparisions between results of operations for the three months ended September 30, 2006 and the period from August 17, 2005 (Inception) until September 30, 2005 are limited.

Net Sales

For the three months ended September 30, 2006, our oil and gas net sales were $245,262. Seven additional wells began producing during the period which resulted in an increased revenue rate in the three month period ending September 30, 2006. Although we have expanded our operations significantly in comparison to the the period from August 17, 2005 (Inception) until September 30, 2005, we are still in the operational development stage of our exploration program. Accordingly, we do not expect to generate substantial revenues during the majority of 2006 until the completion of the initial stages of our drilling program.

General and Administrative Expenses

For the three months ended September 30, 2006, general and administrative expenses were $526,501. We incurred costs associated with our continuing general and administrative expense of $136,279, were paid $175,288 by Standard Drilling, Inc. pursuant to a shared services agreement for service rendered since February 14, 2006. $243,699 was for professional fees principally associated with capital raising activities, and $321,810 was for salaries and wages for employees. During the period, we reimbursed shared costs associated with the shared services agreement put into place during the quarter with Standard Drilling, Inc. with whom we share office space and secretarial services in Washington, D.C. Also, we continued incur higher professional expenses as a result of higher third party investor relation fees and higher legal and accounting fees due to the preparation and filing of our registration statement on Form SB-2 with the Securities and Exchange Commission. During the three months ended September 30, 2006, we incurred significantly higher general and administrative expenses in comparison to the the period from August 17, 2005 (Inception) until September 30, 2005.  We have added operational and financial personnel and have increased our business activity.

Net Loss

For the three months ended September 30, 2006, we had a net loss of $804,274. The net loss is primarily attributable to minimal operating revenues to support general and administrative costs until such time as we achieve operating results from our drilling program. During the period from August 17, 2005 (Inception) until September 30, 2005, we incurred compensation expense for option granted to founders, executive and directors which we did not incur in the three months ended September 30, 2006.  As a result, our net loss was lower.

Results of Operations for Six Months Period Ended June 30, 2006

We commenced our oil and gas operations in August 2005. Prior to that time we did not have any significant activities or assets. Consequently, we are not able to compare results of operations for the six months ended June 30, 2006 to any earlier period.

Net Sales.

For the six months ended June 30, 2006, our oil and gas net sales were $129,899. During the majority of the period, we had only two wells on production. However, at the end of the period, three new wells started commercial production. We are still in the operational development stage of our exploration program. Accordingly, we do not expect to generate substantial revenues during the majority of 2006 until the completion of the initial stages of our drilling program.

General and Administrative Expenses.

For the six months ended June 30, 2006, general and administrative expenses were $1,346,222. A total of $315,132 was for costs associated with our general and administrative expenses, $420,810 was for professional fees principally associated with capital raising activities, and $610,280 was for compensation expense.

Net Loss.

For the six months ended June 30, 2006, we had a net loss of $1,260,633. The net loss is primarily attributable to minimal operating revenues to support general and administrative costs until such time as we achieve operating results from our drilling program.

Results of Operations for Three Months Period Ended June 30, 2006

We commenced our oil and gas operations in August 2005. Prior to that time we did not have any significant activities or assets. Consequently, we are not able to compare results of operations for the three months ended June 30, 2006 to any earlier period.

Net Sales.

For the three months ended June 30, 2006, our oil and gas net sales were $90,761. Three additional wells began producing at the end of period which resulted in an increased revenue rate in the three month period ending June 30, 2006. We are still in the operational development stage of our exploration program. Accordingly, we do not expect to generate substantial revenues during the majority of 2006 until the completion of the initial stages of our drilling program.

General and Administrative Expenses.

For the three months ended June 30, 2006, general and administrative expenses were $641,060. A total of $171,086 was for costs associated with our continuing general and administrative expense, $219,245 was for professional fees principally associated with capital raising activities, and $250,729 was for compensation expense for employees. During the period, we incurred higher professional expenses as a result of higher third party investor relation fees and higher legal and accounting fees due to the preparation and filing of our registration statement on Form SB-2 with the Securities and Exchange Commission.

Net Loss.

For the three months ended June 30, 2006, we had a net loss $587,020. Lower compensation expense and a slight improvement in revenues reduced the loss rate versus the prior period. The net loss is primarily attributable to minimal operating revenues to support general and administrative costs until such time as we achieve operating results from our drilling program.

Quarter Ended March 31, 2006

Oil and Gas Revenues.

For the quarter ended March 31, 2006, our oil and gas sales were $39,342, the majority of it coming from our first two producing wells in the Reichmann project. Oil and gas revenues are derived from our proportionate share of working interests in oil and gas properties.

General and Administrative Expenses.

For the three months ended March 31, 2006, general and administrative expenses were $713,440. A total of $311,866 was for actual costs associated with our general and administrative expense, $246,568 was for professional fees, $155,006 was for compensation expense.

Net loss.

For the three months ended March 31, 2006, we had a net loss of $673,612 or ($0.01) per share (basic and diluted). The net loss is primarily attributable to minimal operating revenues to support general and administrative costs until such time as we achieve operating results from our drilling program.

Period Ended December 31, 2005

Oil and Gas Revenues.

For the period from inception (August 17, 2005) to December 31, 2005 our oil and gas net sales were $20,778, Oil and gas revenues are derived from our proportionate share of working interests in oil and gas properties.

General and Administrative Expenses.

For the period from inception (August 17, 2005) to December 31, 2005 general and administrative expenses were $1,893,602. A total of $273,585 was for actual costs associated with our general and administrative expense, $115,517 was for salary and wages for employees, and $1,504,500 since inception was a non-cash compensation expense associated with stock and options granted to our founders and management who we believe are key to the development of our business.

Net loss.

For the period from inception (August 17, 2005) to December 31, 2005, we had a net loss for the year ended December 31, 2005, of $1,901,651 or ($0.05) per share (basic and diluted).

Liquidity and Capital Resources

As of January 31, 2007 we had cash of $92,300. If we do not raise funds immediately we may be forced to cease operations and we may be unable to continue as a going concern. Since our inception, our primary sources of liquidity have been generated by the sale of equity securities. To date, the net proceeds from the sales of securities have been used to fund our exploration programs and our general and administrative costs including substantial costs for the registration of our securities. Our future liquidity depends on our immediate ability to obtain sources of capital and on the success of our exploration programs.

As of September 30, 2006, we had cash of $3,409,807 and working capital of $1,756,731.

On October 31, 2005, we raised an aggregate of $8,000,000 ($7,243,056 net of offering costs) through the sale of 20,000,000 shares of common stock and warrants to purchase 10,000,000 shares of common stock at an exercise price of $0.75 per share and a term of 2 years. As of September 30, 2006, 400,000 warrants to purchase our common stock have been exercised on a cashless basis.

In March and April 2006, we raised an aggregate of $11,560,000 ($10,629,394 net of offering costs) through the sale of 5,780,000 shares of common stock and warrants to purchase 5,780,000 shares of common stock at an exercise price of $2.75 per share and a term of 2 years.

    On November 6, 2006 we raised $4,812,500 ($4,812,500 net of offering costs) through the private sale of 1,750,000 shares and warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.50 per share and a term of 2 years; as part of the consideration, the purchaser also surrendered a warrant to acquire 1,750,000 shares of common stock at an exercise price of $2.75 per share.

  Cash flow from operating activities

For the nine month period ended September 30, 2006, net cash used in operating activities was $2,000,680 primarily attributed to a net loss of $2,064,909 in the period.

Cash flow from investing activities

For the nine month period ending September 30, 2006, net cash used in investing activities was $12,137,158, driven primarily by our investment in oil and gas properties in the Ft. Worth Basin of $9,393,768, an initial investment in properties in the Arkoma Basin of $641,161.50 and in the Bina-Bawi project of $2,000,000.

Cash flow from financing activities

For the nine month period ending September 30, 2006, net cash provided by financing activities was $15,441,896, which was attributed to our sale of common stock and purchase warrants.

Future capital expenditures and commitments

    Expenditures for exploration and development of oil and natural gas properties and lands costs related to the acquisition of non-producing leasehold are the primary use of our capital resources. Our budgeted capital and exploration and development expenditures are expected to be approximately $9.5 million in 2007 as follows (in millions):

Amount
General and Administrative and Capital Costs	$ 2.5
Exploration and development drilling	6.5
Seismic	.5
Total	$ 9.5

    As of January 31, 2007, we believe that our remaining cash balance and revenues from existing projects will not be sufficient to fund all budgeted development and drilling of our existing projects or to cover our current liabilities, obligations and contractual commitments for 2007.  We will need to raise additional capital through the sale of equity and/or debt securities to fully meet our 2007 capital budget. Failure to raise necessary capital or generate sufficient cash flow from operations in 2007 will cause us to curtail existing development or to sell certain existing assets to generate cash.

    As a result, the actual amount and timing of our capital expenditures may differ materially from our estimates. Some of the other factors which may prevent us from meeting our 2007 capital budget are among other things, actual drilling results, cost overruns, the availability of drilling rigs and other services and equipment, regulatory, technological and competitive developments, and all such other assumptions referenced in this report.

Hedging

We did not hedge any of our oil or natural gas production during 2005 and have not entered into any such hedges from January 1, 2006 through the date of this filing.

Contractual Commitments

		Payments Due By Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years
Rent	$372,513	$129,742	$113,552	$129,219
Drilling Wells in Progress	$5,525,541	$5,525,541	-	-
Total	$5,898,054	$5,655,283	$113,552	$129,219

As of October 31, 2006, all of our drilling well obligations are associated with the Reichmann Petroleum project and the Bina-Bawi Project. Our contract obligations are associated with our office leases in Washington, D.C. and Houston, TX.

Off-Balance Sheet Arrangements

As of December 31, 2006, we had no off-balance sheet arrangements.

Related Party Transactions

For more information on these transactions, please read “Certain Relationships and Related Party Transactions” in this prospectus.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our consolidated financial statements.

Reverse Acquisition. We treated the merger of Calibre Energy, Inc., a Delaware corporation, into a subsidiary of Hardwood Doors and Milling Specialties, Inc. as a reverse acquisition. Pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, the “merger of a private operating company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the staff to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.” Accordingly, the reverse acquisition has been accounted for as a recapitalization. For accounting purposes, the original Calibre Energy, Inc. is considered the acquirer in the reverse acquisition. The historical financial statements are those of the original Calibre Energy, Inc. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

Revenue recognition. We derive substantially all of our revenues from the sale of oil and natural gas. Oil and gas revenues are recorded in the month the product is delivered to the purchaser and title transfers. We generally receive payment from one to three months after the sale has occurred.  Each month revenues are recognized based on the actual volumes of gas and sold to purchasers. Variances between estimated revenue and actual amounts are recorded in the month payment is received.

Oil and Gas Properties. We follow the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects in progress are not amortized until proved reserves associated with the projects can be determined and are periodically assessed for impairment. If the results of an assessment indicate that the properties are impaired, such impairment is added to the costs being amortized and is subject to the ceiling test.

In addition, the capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Oil and Gas Properties Not Subject to Amortization. We are currently participating in oil and gas exploration and development activities. As of December 31, 2005, substantially all of our activities are in a preliminary exploration and drilling stage. Upon completion of development of each property, we make an estimate of proved producing reserves associated with such property. Until such time, property, development and exploratory costs are excluded in computing amortization.

Calibre is currently participating in oil and gas exploration and development activities. At December 31, 2005, a determination could not be made about the extent of oil reserves that should be classified as proved reserves. Consequently, all the property, development and exploratory costs have been excluded in computing amortization. Calibre will begin to amortize these costs when these projects are evaluated, which is currently estimated to be at the end of 2006

Depreciation, depletion and amortization, or DD&A, of capitalized drilling and development costs of oil and natural gas properties are generally computed using the unit of production method on an individual property or unit basis based on total estimated proved developed oil and natural gas reserves. Amortization of producing leasehold is based on the unit-of-production method using total estimated proved reserves. In arriving at rates under the unit-of-production method, the quantities of recoverable oil and natural gas are established based on estimates made by our geologists and engineers and independent engineers. Service properties, equipment and other assets are depreciated using the straight-line method over estimated useful lives of 5 to 40 years. Upon sale or retirement of depreciable or depletable property, the cost and related accumulated DD&A are eliminated from the accounts and the resulting gain or loss is recognized.

Non-producing properties consist of undeveloped leasehold costs and costs associated with the purchase of certain proved undeveloped reserves. Undeveloped leasehold cost is expensed over the life of the lease or transferred to the associated producing properties. Individually significant non-producing properties are periodically assessed for impairment of value and a loss is recognized.

Oil and natural gas reserves and standardized measure of future cash flows. Our independent engineers and technical staff prepare the estimates of our oil and natural gas reserves and associated future net cash flows. Current accounting guidance allows only proved oil and natural gas reserves to be included in our financial statement disclosures. The SEC has defined proved reserves as the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Even though our independent engineers and technical staff are knowledgeable and follow authoritative guidelines for estimating reserves, they must make a number of subjective assumptions based on professional judgments in developing the reserve estimates. Reserve estimates are updated at least annually and consider recent production levels and other technical information about each field. Periodic revisions to the estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, oil and natural gas prices and cost changes, technological advances, new geological or geophysical data, or other economic factors. We cannot predict the amounts or timing of future reserve revisions. If such revisions are significant, they could significantly alter future DD&A and result in impairment of assets that may be material.

Impairment of Long-Lived Assets. We review long-lived assets and certain identifiable assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, further impairment analysis is performed. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of assets.

Employee Stock Plan. In December 2004, the FASB issued SFAS No.123R, “Accounting for Stock-Based Compensation” (“SFAS No. 123R”). SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Calibre will adopt SFAS No. 123R as of January 1, 2006.

We have a stock-based compensation plan, which is described more fully in Note 6. As permitted under generally accepted accounting principles, we account for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, stock-based employee compensation cost has been recognized, as all options granted under the plan had an exercise price less than the market value of the underlying common stock on the date of grant, see note 5 for more information. There would be minimal effect on the net loss had compensation cost for the stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123, Accounting for Stock-Based Compensation).

Consolidation of Variable Interest Entities. In January 2003, the FASB issued Interpretation No. 46(R) (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 addresses consolidation by business enterprises of variable interest entities (formerly special purpose entities). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights nor (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. The objective of FIN 46 is not to restrict the use of variable interest entities, but to improve financial reporting by companies involved with variable interest entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements are effective for the first period that ends after March 15, 2004; we elected to adopt the requirements effective for the reporting period ending December 31, 2005. The adoption of FIN 46 had no effect on our consolidated financial statements.

Change of Accountants

Effective April 7, 2006, our Board of Directors, determined to change our independent accountants and dismissed Jones Simkins, PC as our independent registered public accounting firm. The Audit Committee of the Board of Directors and the Board of Directors approved the decision to change independent auditors. Jones Simkins, PC had served as our Independent Registered Public Accountant since June 1, 2001 and audited our financial statements for the period June 1, 2001 through December 31, 2005.

During our two most recent fiscal years, ending December 31, 2004 and 2005, (i) there were no disagreements between us and Jones Simkins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Jones Simkins would have caused Jones Simkins to make reference to the matter in its reports on our financial statements, and (ii) Jones Simkins’ report on our financial statements did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception of the following “going concern” qualification:

“As of December 31, 2005, the Company’s revenue generating activities are not in place, and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company or available on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.”

On April 4, 2006, our Audit Committee recommended the engagement of Malone & Bailey, PC as our independent registered public accounting firm. Our Board of Directors appointed Malone & Bailey as our Independent Registered Public Accountant effective April 7, 2006.

OUR BUSINESS

Industry

US Gas Market

Demand for natural gas in the United States has grown significantly in recent years. The Energy Information Administration in its Annual Energy Outlook 2004 estimates that natural gas demand in the United States could be 31.41 trillion cubic feet (“tcf”) by the year 2025. That is an increase of 40 percent over 2004 demand levels of 22.8 tcf. That is compared to an expected total energy consumption increase from all sources of 40 percent increasing from 97.7 quadrillion British thermal units (“BTU”) to 136.5 quadrillion BTUs by 2020. The Energy Information Administration predicts a 1.6 percent annual increase in total domestic energy demand over the next 21 years.

In 2006, total domestic energy demand is projected by Energy Information Administration to increase at an annual rate of about 1.4 percent, despite continued concerns about tight supplies and projected high prices for oil and natural gas. Prices for crude oil, petroleum products, and natural gas are projected to remain high through 2006 because of continuing tight international supplies and hurricane-induced supply losses.

History of Gas Shale Development

The first shale gas production in the United States came from the Appalachian Basin, where by 1926 the Devonian shale gas fields were the world’s largest known occurrence of natural gas. Presently, commercial gas shale production in North America is limited to the Barnett Shale in the Ft. Worth Basin, the Caney/Woodford and Fayetteville shales in the Arkoma Basin in Oklahoma and Arkansas, the Devonian shales in the Appalachian Basin, the Antrim shale in the Michigan Basin, the Floyd shale in the Black Warrior Basin, the Lewis shale in the San Juan Basin, the Bakkan shale in the Williston Basin, and the Mississippian/Devonian shales in the Delaware Basin. Numerous other basins with prospective shale gas exist, many of which are currently being explored.

Gas shales are currently one of the most active drilling plays in the United States as a result of high gas prices, the success of such wells in the Barnett Shale in the Fort Worth Basin, technological advancements in drilling and completions, and predicted near-term shortages of natural gas. Furthermore, gas shale development may also be supported by the fact current wells are often behind pipe in developed basins where conventional production is declining, an underutilized gathering infrastructure exists and markets are accessible.

The Barnett Shale serves as source, seal, and reservoir to a world-class, unconventional natural-gas accumulation in the Ft. Worth Basin of north-central Texas. The formation is a lithologically complex interval of low permeability that requires artificial stimulation to produce. Shale depths range from 3,500 to 9,000 feet, with 200 to 400 feet of gross pay, 85% of which may be productive. Initial production was confined to a limited portion of the northern basin where the Barnett Shale is relatively thick (in excess of 300ft), organic rich (present-day total organic carbon in excess of 3.0%), thermally mature (vitrinite reflectance in excess of 1.1%), and enclosed by dense limestone units able to contain induced fractures. However, the area of production has expanded into Tarrant, Johnson, Hill, Sommerville, Hood, and Bosque Counties. Thermal maturities are key to economic viability with oil-bearing shales in the northwest of the basin grading to dry gas towards the southeast. As of the end of 2005, there have been more than 4,600 wells drilled and completed in the Barnett Shale that produce more than 1.2 billion cubic feet (“bcf”) of gas per day. Cumulative gas production from Barnett Shale wells through 2004 was about 1.2 tcf of gas.

Business Strategy

Our goal is to expand and develop our exploration and production business and our reserves by initially emphasizing the identification and development of oil and gas opportunities in the Barnett Shale, the Fayetteville Shale and Kurdistan Iraq. We believe that both the Mississippian developments of the Barnett Shale in the Ft. Worth Basin and the Fayetteville Shale development in the Arkoma Basin provide the greatest near term economic value to us. Calibre's expansion into Iraqi Kurdistan, a country with the world's fourth largest proven oil reserves, builds on the Company's drilling and leasing activities focused in the Barnett Shale in North Texas initiated in 2005.

Because the experience of our current management team and project partners, we have the potential to execute quickly in identifying opportunities and capturing a land position. Some exploration and production companies take up to one year to obtain rights to the land and an additional year to evaluate the land for the first well. We believe we can shorten the total time for obtaining rights and evaluation to one year and then commence development in the second year.

Our Projects

Currently our growth depends heavily on the performance of our operating partners, to execute drilling and completion programs in an environment where shortages of equipment and talent are resulting in the escalation of costs. We have no current capability to act as an operator at this time as additional legal, land, drilling, and completion personnel will also be required for us to expand our operations and to act as an operator. Our senior management team will have to hire additional expertise in operations and finance to make a successful transition into a full operating company. However, in the future we will seek to operate wells in which we own an interest as we believe that by controlling operations, we will be able to more effectively manage the cost and timing of exploration and development of our properties, including the drilling and fracture stimulation methods used.

Projects with Kerogen Resources

We are currently participating in three projects with Kerogen Resources, Inc., a small, privately held, recently formed exploration and production company, located in Houston, Texas. These are as follows:

Reichmann Petroleum Corporation Project

The first project is a joint venture with Kerogen Resources, Crosby Minerals and Reichmann Petroleum Corporation to explore, acquire and develop properties located in the Barnett Shale in the Ft. Worth Basin of North Texas. In October 2005 we acquired, through Kerogen Resources, a 12.5% working interest in 6,190 net acres of leasehold interests in Parker, Tarrant, Denton, and Johnson Counties, Texas. Subsequent to the initial acquisition, we purchased a 25% working interest in 443 net acres of leasehold interests from Reichmann Petroleum in Johnson County, Texas. Kerogen Resources provides the technical guidance for the project and in exchange will receive 12.5% of our working interest in each well drilled. As of September 30, 2006, we have paid Kerogen a total $9,118,642, of which $3,529,098 was for the 12.5% working interest in the initial 6,190 acres, prepayment of drilling costs on 12 wells and for the 25% working interest in the leasehold interest in Johnson County and $5,589,544 was for operating costs (ie, drilling and completion costs) of the JV since the original payment. Kerogen then paid such amounts to Reichmann Petroleum Corporation as reimbursement of leasehold costs, drilling and operating expenses. As of September 30, 2006, our net acreage position subject to the Reichmann agreement is 773.94 net acres. As of December 8, 2006, Reichmann Petroleum has filed for voluntary Chapter 11 bankruptcy protection. All development activity on this joint venture has ceased pending the resolution of legal claims.

As of September 30, 2006, Calibre has participated in 22 gross wells. 12 wells are currently producing, five wells have been drilled, completed and fraced and are waiting to be hooked up to a pipeline, and five wells have been drilled to total depth, completed and are waiting to be fraced. “Frac” or Fracture stimulation is a method of stimulating production by opening new flow channels in the rock surrounding a production well by pumping proppant, a granular substance that is carried into the formation by the fracturing fluid and helps keep the cracks open after a fracture treatment, and fluid into the well at high pressure and volume.

South Ft. Worth Basin Project

In October 2005, we entered into a Participation Agreement for the exploration and development of wells in a portion of the South Ft. Worth Basin with Kerogen Resources, Wynn Crosby Energy, Inc. (“Crosby”), and Triangle USA (“Triangle”). The agreement covers a five county area of approximately 1.5 million acres and consists of all lands in these counties outside areas of mutual interest covered by the Reichmann project. Kerogen Resources is expected to generate shale gas prospects in the area subject to the agreement. Calibre is obligated to pay Kerogen Resources $597,600 for its generation of shale gas prospects within the five county area. As of September 30, 2006 Calibre has paid $500,000 of this amount and the balance is due upon the delivery of Kerogen Resources’ technical report.

The Participation Agreement is for a two year term. Kerogen Resources, as the technical partner in charge of generating the prospect areas, pays 10% of the costs in exchange for a 16% working interest. Each of Triangle and us will pay 30% of costs for a 27% working interest and Crosby, as operator, will pay 30% of costs for a 30% working interest. Crosby intends to purchase three drilling rigs, which are to be dedicated to this project. The agreement would bind all parties to the same area of mutual interest. Each party is permitted to obtain oil and gas leases in the territory, but must offer to assign to the other parties the percentage interest in the leases described above. Prospects are defined by agreement of the parties. The operator of a lease may require the other parties to advance payments for their respective percentages of the costs for leases or drilling of the lease.

 As of September 30, 2006, Crosby has leased approximately 11,710.87 net leasehold acres. Our net leasehold position pursuant to this agreement is 3,161.93 acres. We have advanced $1,184,154 to Kerogen for participation in these leases in the Ft, Worth Basin of Texas.  Additionally, Kerogen has acquired a 12 square mile 3D seismic program over part of our joint leasehold position and we have elected to participate for our share of the costs of the seismic program. We anticipate that we will acquire additional 3D seismic over our other leasehold interests in 2006.

Williston Basin Project

On September 20, 2005 we entered into a Participation Agreement with Kerogen Resources covering all of the Williston Basin. Under this agreement, we are obligated to pay Kerogen Resources the sum of $638,600 for generation of shale gas prospects in the Williston Basin. As of September 30, 2006 Calibre has paid $550,000 to Kerogen Resources and the balance is due upon the delivery of Kerogen Resources’ technical report. As of September 30, 2006 no acreage has been leased pursuant to this agreement. Kerogen Resources, as the technical partner in charge of generating the prospect areas, will pay 70% of the costs for a 73% working interest in the leasehold interests acquired subject to the agreement, and we pay 30% of the costs for a 27% working interest. Each party will control their own leases with obligations to offer any leases acquired to the rest of the group pro-rata. Prospects are defined based on land and range from 25,000 to 45,000 acres each. The operator on a lease may required participating parties to advance funds for leases or drilling.

Additional Acreage

In addition to the three joint venture projects with Kerogen Resources, as of September 30, 2006, we have acquired 5,318 gross leasehold acres and 3,417 net acres in the Barnett Shale outside of the areas covered by the Reichmann Petroleum JV, the South Ft. Worth Basin project and the Williston Basin project. We anticipate that we will commence development activities on these leases in the second half of 2007 contingent on available financing. Additionally, as of September 30, 2006, we have acquired 2,636 gross leasehold acres and 1,771 net leasehold acres in the Fayetteville Shale development in the Arkoma Basin in Arkansas.

 “Gross leasehold acres” means the total number of acres in which we have a working interest. “Net leasehold acres” means the sum of the fractional working interests we have in the gross leasehold interests.

Bina Bawi Project

On September 13, 2006, we entered into a Novation and Amendment Agreement ("Novation Agreement") among Hawler Energy, Ltd. ("Hawler Energy"), a Cayman Islands company, A & T Petroleum Company, Ltd. ("A & T"), a Cayman Islands company, and Hillwood Energy, Ltd. ("Hillwood"), a Cayman Islands company. Pursuant to the Novation Agreement we became parties to the Exploration and Production Sharing Agreement ("the EPSA") dated March 29, 2006 between A&T. Hawler and the Oil and Gas Petroleum Establishment of the Kurdistan Regional Government (the "OGE"). Our admission as a party to the EPSA is subject to the approval of the OGE. We have applied to the OGE for such approval.

The Bana-Bawu structure (also known as Bina Bawi) is a 30 kilometer by 10 kilometer surface anticline, which may contain primary oil reserves within the Triassic reservoir objective and secondary reserve potential in the Lower Cretaceous and Jurassic sections of the structure. An initial exploration well (Bina Bawi-1) is expected to be drilled to a target depth of 3,050 meters.

Pursuant to the terms of the EPSA, the OGE grants the other parties the right to explore and produce oil and natural gas from certain territory that includes the Bana-Bavu. Upon receipt of the OGE's approval of our becoming a party to the EPSA, we will have a 10% participating interest in the wells drilled pursuant to the EPSA. The EPSA requires the parties to conduct certain survey work, drill one exploratory well and, if the exploratory well is determined to be sufficiently profitable, to conduct certain seismic surveys. The total estimated cost for all parties in the EPSA of the initial survey work and the exploratory well is $2.7 million; the estimated cost of the seismic surveys is approximately $4.0 million. The EPSA requires the parties thereto to pay OGE a bonus of $2.5 million upon a "Commercial Discovery," as defined in the EPSA, and to pay other cash bonuses and royalties upon achieving certain production levels.

We have entered into a separate letter agreement with Hawler Energy pursuant to which, in consideration of Hawler Energy's assignment to us of the 10% working interest through the Novation Agreement, we agreed to pay Hawler Energy $2 million on execution of the letter agreement and $1 million upon completion of the first well under the EPSA, whether it is capable of production or a dry hole. In addition we agreed to pay 20% of all billings, including cash calls, made to Hawler Energy by A&T, as operator, after August 1, 2006 and we further agreed to pay Hawler Energy the remaining 80% of all such billings until the total of such payments equals $2.5 million. Upon OGE approval of the assignment to us and payment of $2.5 million as provided in the prior sentence, we will be obligated to pay the future costs properly payable by the holder of a 10% participating interest in the project.

We also have entered into a letter agreement with Hawler Energy pursuant to which each party grants the other party the right to participate in the next acquisition by the party of any rights or interests for the exploration or production of oil and gas in the area of the Kurdistan Regional Government of Iraq; provided however such area does not include that area pursuant to which Hawler Energy has already granted certain rights to other third parties. Pursuant to this letter agreement we will have the right to obtain a 9% interest in such an acquisition by Hawler Energy and Hawler Energy will have the right to obtain a 91% interest in such an interest by us.

Employees

As of September 30, 2006 we employed eight people, none of which are subject to a collective bargaining agreement. We consider our relations with our employees to be good.

Properties

Reserves. As of September 30, 2006, we have twelve producing wells in which we have an interest and have recently commenced production. Our net working interest in one of these wells is 25%, in eight of these wells is 10.9375%, in two wells is 7.5%, and in one well is 8.57%.

The following table presents summary data with respect to our estimated net proved oil and natural gas reserves as of the dates indicated. Our reserve estimates as of December 31, 2005 are based primarily on reserve reports prepared by Ryder Scott Company, L.P., our independent reserve engineers In preparing its reports, Ryder Scott Company, L.P. evaluated properties representing approximately 100% of our PV-10 as of December 31, 2005. All calculations of estimated net proved reserves have been made in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC.

	Gas (Mcf)	Oil (MBbls)
Total Proved Reserves:
Balance, August 17, 2005	—	—
Extensions, discoveries and improved production	69,000
Production	(3,000)	—

Balance, December 31, 2005	66,000	—

Well Status Summary. The well status of our drilling operations of September 30, 2006 is as follows:

Number of Gross Wells
Producing	12
Fraced & Waiting on Gas Line Hookup	5
Waiting on Fracture Treatment	5
Total	22

In addition, we have interest in twelve wells that are currently producing, five wells that have been drilled, completed and fraced and are waiting to be hooked up to a pipeline, and five wells that have been drilled to total depth, completed and are waiting to be fraced. Our gross and net gas well ownership position is as follows:

	Gross Wells	Net Wells

Reichmann Petroleum Corporation Project	22	2.54

During the period ending December 31, 2005, the average sales price per unit of gas produced was $6.63 and the average lifting costs was $4.30. Our production has only recently commenced.

Developed and Undeveloped Leasehold. As of September 30, 2006, we have the following developed and undeveloped leasehold interests:

Developed Acreage

	Gross Leasehold	Net Leasehold
Reichmann Petroleum Corporation Project	3,393	292
Total	3,393	292

Undeveloped Acreage

	Gross Leasehold	Net Leasehold
Reichmann Petroleum Corporation Project	3,237	482
So. Ft. Worth Basin Project	11,711	3,162
Other Ft. Worth Basin	5,316	3,417
Williston Basin Project	0	0
Arkoma Basin	2,636	1,771
Total	22,900	8,832

Our oil and gas properties consist primarily of working interests in oil and gas wells and our ownership of interests in leasehold acreage, both developed and undeveloped. The table above summarizes our gross and net developed and undeveloped oil and natural gas acreage under lease or option as of September 30, 2006. A developed acre is considered to be an acre spaced or assignable to productive wells. A gross acre is an acre in which a working interest is owned. A net acre is the result that is obtained when our fractional ownership working interest is multiplied by gross acres. The number of net acres is the sum of the factional working interests owned in gross acres expressed as whole numbers and fractions thereof. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether that acreage contains proved reserves, but does not include undrilled acreage held by production under the terms of a lease. As is customary in the oil and gas industry, we can generally retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by paying delay rentals during the remaining primary term of leases. The oil and natural gas leases in which we have an interest are for varying primary terms, and if production under a lease continues from our developed lease acreage beyond the primary term, we are entitled to hold the lease for as long as oil or natural gas is produced.

Office Lease. Calibre Energy, Inc. also leases 2,360 square feet of office space in Washington, D.C. that serves as its corporate office. The lease is at market rates and expires in October 2008. Additionally, Calibre has an operations office of 4,000 square feet in Houston, Texas.. The lease is at market rates and expires in August 30, 2011.

Government Regulation

Regulation of transportation of oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil are affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by the FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, the FERC in February 2003 increased the index slightly, effective July 2001. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors.

Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by prorationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of transportation and sale of natural gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the Natural Gas Policy Act. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act. The Decontrol Act removed all Natural Gas Act and Natural Gas Policy Act price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993.

FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Beginning in 1992, the FERC issued Order No. 636 and a series of related orders to implement its open access policies. As a result of the Order No. 636 program, the marketing and pricing of natural gas have been significantly altered. The interstate pipelines’ traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. Although the FERC’ s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

In 2000, the FERC issued Order No. 637 and subsequent orders, which imposed a number of additional reforms designed to enhance competition in natural gas markets. Among other things, Order No. 637 effected changes in FERC regulations relating to scheduling procedures, capacity segmentation, penalties, rights of first refusal and information reporting. Most pipelines’ tariff filings to implement the requirements of Order No. 637 have been accepted by the FERC and placed into effect.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states on shore and in state waters. Although its policy is still in flux, FERC has reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which may increase our costs of getting gas to point of sale locations.

Intrastate natural gas transportation is also subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

Regulation of production

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. Such regulations govern conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Environmental, health and safety regulation

General. Our operations are subject to stringent and complex federal, state, local and provincial laws and regulations governing environmental protection, health and safety, including the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;

•
restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•	require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of the existing material environmental, health and safety laws and regulations to which our business operations are subject.

Waste handling. The Resource Conservation and Recovery Act, or RCRA, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA’s non-hazardous waste provisions. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation and Liability Act. The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the Superfund law, imposes joint and several liability, without regard to fault or legality of conduct, in connection with the release of a hazardous substance into the environment. Persons potentially liable under CERCLA include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance to the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, damages to natural resources and the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

We own and lease, and may in the future operate, numerous properties that have been used for oil and natural gas exploitation and production for many years. Hazardous substances may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of our properties have been or are operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances were not under our control. These properties and the substances disposed or released on, at or under them may be subject to CERCLA, RCRA and analogous state laws. In certain circumstances, we could be responsible for the removal of previously disposed substances and wastes, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination. In addition, federal and state trustees can also seek substantial compensation for damages to natural resources resulting from spills or releases.

Water discharges. The Federal Water Pollution Control Act, or the Clean Water Act, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including oil and other substances generated by our operations, into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Safe Drinking Water Act, or SDWA, and analogous state laws impose requirements relating to underground injection activities. Under these laws, the EPA and state environmental agencies have adopted regulations relating to permitting, testing, monitoring, record keeping and reporting of injection well activities, as well as prohibitions against the migration of injected fluids into underground sources of drinking water.

Air emissions. The Federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, EPA and certain states have developed and continue to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Federal Clean Air Act and analogous state laws and regulations.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases, that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol, and Congress has not acted upon recent proposed legislation directed at reducing greenhouse gas emissions. However, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The oil and natural gas industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our future operations.

National Environmental Policy Act. Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act, or NEPA. NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. All exploration and production activities on federal lands require governmental permits that are subject to the requirements of NEPA. This process has the potential to delay the development of oil and natural gas projects on federal lands.

Health, safety and disclosure regulation. We are subject to the requirements of the federal Occupational Safety and Health Act (OSHA) and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

We expect to incur capital and other expenditures related to environmental compliance. Although we believe that our compliance with existing requirements will not have a material adverse impact on our financial condition and results of operations, we cannot assure you that the passage of more stringent laws or regulations in the future will not have an negative impact on our financial position or results of operation.

Legal Proceedings.

We are not currently a party to any legal proceedings.

MANAGEMENT

The following table sets forth certain information regarding our current directors and executive officers.

Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual stockholders’ meeting or until their successors have been duly elected and qualified.

Name	Age	Position

Prentis B. Tomlinson, Jr.	63	President, CEO and Chairman of the Board
Edward L. Moses, Jr.	67	Vice Chairman, Director
O. Oliver Pennington	35	Vice President and Chief Financial Officer
William B.Nunnallee	59	Vice President of Land
W. Richard Anderson	50	Director
Derek H.L. Buntain	64	Director
Kirwin L. Drouet	57	Director

The following biographies describe the business experience of our executive officers and directors. Each of our officers and directors, other than Messrs. Drouet, Buntain and Nunnallee, was appointed to their positions on January 27, 2006 in connection with the merger of our subsidiary, Calibre Acquisition Co., with the predecessor of our business.

    Prentis B. Tomlinson, Jr., President, Chairman and CEO. Mr. Tomlinson has over 30 years of experience in the energy industry, and is a second-generation oil and gas man who traces his roots back to Tomlinson Geophysical Service, founded in 1937 by P. B. Tomlinson, Sr. Mr. Tomlinson has founded a number of companies in the energy sector, including exploration and production companies, a crude trading company and an oilfield service company, TGS Geophysical, Inc., which merged with Nopec in 1997 to form TGS Nopec (OSE: TGS). Since 2001 Mr. Tomlinson has been a private investor. In 2004 Mr. Tomlinson helped to found, and remains a significant shareholder in, a drilling technology company based in Houston, Texas, Particle Drilling Technologies, Inc. (www.particledrilling.com) (Nasdaq: PDRT). Since February 2006, Mr. Tomlinson has also served as Chairman and CEO of Standard Drilling, Inc, a privately held land drilling company based in Houston, Texas. See “Certain Relationships and Related Party Transactions.”

Edward L. Moses, Jr., Vice Chairman and Director. Mr. Moses has over 40 years experience in the oil and gas industry beginning as a roustabout and roughneck for drilling contractors while studying for his B.S. in Petroleum Engineering at Texas A&M University. After receiving his engineering degree in 1958, Mr. Moses joined The Superior Oil Company where he was Manager of Domestic and International Drilling Operations. He left Superior Oil in 1976 to work as an independent consultant where he and his partners provided consulting and turnkey drilling services throughout the Gulf Coast, South Texas, and North Sea areas as well as India and Central America. Mr. Moses joined Deep Tech companies in 1989 as Vice President, Engineering. Before leaving Deep Tech in 1998, he served as Senior Vice President of North Atlantic Pipeline Partners, L.P.; Senior Vice President of Tatham Offshore Canada, Limited; Managing Director of Deepwater Production Systems, Inc.; and Executive Vice President of RIGCO North American, L.L.C. From 1998 until 2000, Mr. Moses was the Chairman and Chief Executive Officer of Prime Natural Resources, Inc. a Houston based exploration and production company. From 1998 until 2005 he was a Director of Horizon Offshore (Nasdaq: HOFF). Since 2000 Mr. Moses has been a private investor. He is a Professional Engineer in Texas and Louisiana, member of Society of Petroleum Engineers, Texas Society of Professional Engineers, and a Director of Spindletop (Association). Since February 2006, Mr. Moses has also served as Vice Chairman of Standard Drilling.

O. Oliver Pennington, III, Vice President and Chief Financial Officer. Mr. Pennington has over 11 years of experience in the financial industry and can trace his roots in the oil and gas business through his grandfather, Arthur Buzzini, back to the mid-1930s. From July 2005 until December of 2005 Mr. Pennington was a private investor. From January 2003 until June 2005, Mr. Pennington was employed as a partner and senior member of the investment team of Sthenos Capital Limited, a hedge fund based in London. From September 2002 until January 2005, Mr. Pennington was a private investor. From August 1996 until September of 2002 as the Head of International Trading, analyst and member of the international investment team at Kingdon Capital Management Corp., a hedge fund based in New York. Mr. Pennington started his career as a trader for AIM Management, an asset management company based in Houston. Since February 2006, Mr. Pennington has also served as CFO of Standard Drilling. See "Certain Relationships and Related Party Transactions."

        William B. Nunnallee, has served as Vice President of Land, since June 2006.  Mr. Nunnallee has been providing services to the exploration industry as an Independent Petroleum Landman for over 30 years. In 1976, he entered the petroleum industry under the tutelage of his father, Bert M. Nunnallee, now deceased, a then practicing oil and gas attorney. Mr. Nunnallee earned a B.B.A., conferred with business honors and majoring in Petroleum Land Management, from the University of Houston - Downtown. He is a member of The Honor Society of Phi Kappa Phi and Beta Gamma Sigma, Honor Society for Collegiate Schools of Business. Since 1989, Mr. Nunnallee has provided petroleum land & administration services over oil and gas properties owned by trusts created under the wills of Judge J. A. Elkins, and wife, Isabel M. Elkins, comprised of producing and nonproducing royalty, overriding royalty, mineral and working interests situated in 50 counties in the State of Texas, as well as the states of Louisiana, Oklahoma, Mississippi, Arkansas, Florida and Michigan.

W. Richard Anderson, Director. Since 2002, Mr. Anderson has served as President and Chief Executive Officer of Prime Natural Resources, Inc. and was formerly its Chief Financial Officer (1998-2002). Prime Natural Resources www.primenri.com is a closely held exploration and production company. Prior to his employment at Prime, he was employed by Hein & Associates, LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998. Since 1999, Mr. Anderson has served as a Director of Boots & Coots International Well Control www.bootsandcoots.com (AMEX: WEL), Chairman the Audit Committee, and member of the Compensation Committee. Mr. Anderson also formerly served as a Director and Chairman of the Audit Committees of Grant Geophysical, Inc www.grantgeo.com., and its subsidiary Solid State Geophysical, Inc.(TSE), Professional Geophysics, Inc., and Seis Pros, Inc. www.seispros.com.

Derek L. Buntain, has served as Director, since October 2006.  Mr. Buntain currently serves as the President of the Dundee Bank, a deposit taking institution which manages funds and trusts, provides mutual fund administration services to the offshore mutual and hedge fund industries, and operates a merchant banking portfolio. Mr. Buntain also serves as the President of Goodman & Company Limited (Bermuda) which structures tax efficient vehicles for international clients, manages their investments and provides investment management to mutual funds. Over his 40 year career, Mr. Buntain has served as the Vice Chairman of Targa International Limited (1993-1996), a venture capital firm. Chairman of Pythonic Trading Company Limited (1989-1993), which traded physical food commodities world-wide. President of Canadian Express Limited (1987-1989). Director of Institutional Sales and Trading for Merrill Lynch Canada Inc. (1974-1984) and Director of Corporate Finance for Merrill Lynch Canada Inc. (1984-1987). Mr Buntain began his career in 1964 at Burns Bros. and Denton Lt. as a research analyst, rose to Director of Research from 1970-1972 and served as Director of Equity Trading from 1972-1974. In addition, Mr. Buntain holds a number of directorships in both public and private companies and has served on audit, pension, human resource, corporate governance, compensation and stock buy-back committees of those companies.

    Kirwin L. Drouet, has served as Director since October 2006 . Kirwin L. Drouet has 34 years of experience in accounting, finance and entrepreneurial activities. Mr. Drouet began his career in 1972 at Arthur Andersen & Co. and left as an Experienced Audit Manager in 1981. Since 1999, he has served as consultant to ARTA Equity Advisors LLC, a private investment company based in Houston, Texas and President of Rice Exploration Company, a privately-held company he founded in 1984. Mr. Drouet also served as the Chief Financial Officer of nXp Technologies (2001-2006), a privately-held provider of content filtering and internet access control software. In addition, Mr. Drouet has served as Chief Financial Officer of Molecular Electronics Corp. (2001), a privately-held nanotechnology company; and Chief Operating Officer of iExalt, Inc. (1999-2000), a public internet services company. Prior to Mr. Drouet’s affiliation with ARTA Equity Advisors LLC, he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Stellar Event & Presentation Resources, Inc. / The Abbey Group, Inc. (1995-1999); Vice President of Control and Administration and Chief Financial Officer of MAXXAM Property Co. (1993-1995), a wholly owned subsidiary of MAXXAM, Inc.; Vice President of Finance and Chief Financial Officer of Sam Houston Race Park, Inc. (1990-1994); and Vice President of Finance and member of the Board of Directors of Odyssey Energy, Inc. (1981-1984), a privately-held exploration company. Mr. Drouet is the Initial Founder of Rice Exploration Co. and Sam Houston Race Park, Inc. In addition, Mr. Drouet is a Certified Public Accountant in the State of Texas and a member of a number of professional organizations. He most recently served as a member of the Board of Directors and Secretary/Treasurer of the Jones Graduate School Partners at Rice University (2004-2006).

Committees of the Board of Directors

We currently have an audit committee, a compensation committee,  a nominating and corporate governance committee and a conflicts committee.

    Audit Committee. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to our board of directors whether the audited financials should be included in our Annual Reports to be filed with the Securities and Exchange Commission. The audit committee operates pursuant to a written charter, which was adopted February 3, 2005. The current members of the audit committee are Mr. Anderson, as Chairman, and Messrs. Buntain and Drouet.

All of the current members of the audit committee are non-employee directors who: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) have not participated in the preparation of our financial statements or the financial statements of  Hardwood Doors and Milling Specialties, Inc.; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The board has determined that Mr. Anderson qualifies as an “Audit Committee Financial Expert” as defined by item 401(e) of Regulation S-B of the Exchange Act.
Compensation Committee. The compensation committee reviews and either approves, on behalf of our board of directors, or recommends to the board of directors for approval (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. The members of our compensation committee have been found by the Board of Directors to be “independent directors” using the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and are neither an officer nor employee of us or our subsidiary. The compensation committee operates pursuant to a written charter,which was adopted August 11, 2004. The current members of the compensation committee are Mr. Drouet, as Chairman, Mr. Buntain and Mr. Anderson.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct. Mr. Anderson, as Chairman, and Messrs. Buntain and Drouet are the current members of the nominating and corporate governance committee; they have been found by the Board of Directors to be “independent directors” using the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. This committee operates pursuant to a written charter adopted on April 4, 2006.

Conflicts Committee. The conflicts committee determines all actions that are required to be taken or may be taken, by us with respect to any opportunity or transaction that involves a conflict of interest for any officer or director. The members of the conflicts committee are also charged with overseeing the amount of time devoted to the management of our business by officers and directors who are also employed by Standard Drilling, Inc. Our Board of Directors has granted the conflicts committee full and final authority to make decisions for the Board with respect to these matters and the Board of Directors may not adopt any position or take any action that is contrary to a determination of the conflicts committee. The authority granted to the conflicts committee includes the power to terminate, with or without cause, those officers who are also officers or directors of Standard Drilling, Inc.

Each officer or director who is notified of, offered or made aware of an opportunity or transaction that involves a conflict of interest for any of our officers or directors is required to report it to the Board and to the conflicts committee. In order to be able to make the evaluations necessary for its decisions, the conflicts committee has the right to require reports from any of our officers and employees and to engage its own geologists, geophysicists, attorneys, accountants and other experts and advisors as it deems necessary to assist it in making its determinations. The conflicts committee will hold meetings as determined by either its Chairman or a majority of its members; the conflicts committee may also act by unanimous written consent of its members. The vote of a majority of its members will constitute the decision of the committee. The conflicts committee is comprised of Mr. Drouet. This committee operates pursuant to a written charter adopted on January 9, 2007.

Compensation Committee Interlocks And Insider Participation. During the year ended December 31, 2005, we did not have a compensation committee because Luke Frazier served as our sole officer and director. Following our acquisition of Calibre Energy, Inc. in January 2006 and the appointment of our current Board of Directors, our Board of Directors formed a compensation committee comprised of Mr. Anderson. Since then Mr. Drouet and Mr. Buntain have also been appointed to the compensation committee. None of the committee members have ever been an employee of Calibre Energy, Inc. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or compensation committee.

Compensation of Directors

On April 4, 2006, the compensation committee (the “Committee”) of our Board of Directors recommended that the Board approve new compensation for Board members to be effective as of January 1, 2006. The new compensation was approved by the Board on April 25, 2006. Under new compensation program,, non-employee directors will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended. In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended. Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500. In addition, each non-employee director will be granted 20,000 shares of restricted common stock and an option for 25,000 shares of common stock. In addition, any new non-employee directors will be granted 20,000 shares of restricted common stock an option to purchase 25,000 shares of the common stock at the market price at the time of grant as a one time award upon joining the Board. All option awards will be non-qualified stock options and, together with all awards of restricted stock, will be issued pursuant to equity compensation plans in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award. The restricted stock and option awards will vest in 50% installments on each December 31.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated officers whose total annual salary and bonus for the period ending December 31, 2005 exceeded $100,000.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Prentis B. Tomlinson(2)	2005	$15,000	-	4,000,000	-
President and Chief Executive Officer	2004	-	-		-
	2003	-	-		-

O. Oliver Pennington, III (2)	2005	-	-	1,000,000	-
Chief Financial Officer	2004	-	-		-
	2003	-	-		-

William B. Nunnallee (3)	2005	$-	-	-	-
Vice President of Land	2004	-	-		-
	2003	-	-	-	-

(1) Luke Frazier was the sole officer for Hardwood Doors and Milling Speciality during 2003, 2004, and 2005, and received no compensation during those years. Mr. Frazier resigned as an officer and director on January, 27, 2006.
(2) Each executive served for less than a full year in 2005. See “Executive Employment Contracts” for a discussion of Annual Salary and options.
(3) Mr. Nunnallee became an executive officer in 2006.  See “Executive Employment Contracts” for a discussion of Annual Salary and options.

Option Grants in Fiscal Year Ending December 31, 2005

(Individual Grants)

Name	Number of Securities Options Granted	% of Total Options Granted to Fiscal Year	Exercise/Base Price ($/Share)	Expiration Date
Prentis B. Tomlinson	4,000,000	62%	$0.05	August 2015
O. Oliver Pennington	1,000,000	16%	$0.24	December 2015
William B. Nunnallee	-	-	-	-

Options Exercises and First Quarter 2006 Quarter End Values

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at March 31 2006		at March 31 2006 (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Prentis B. Tomlinson (1)	4,000,000	0	$10,800,000	$0
O. Oliver Pennington, III (2)	500,000	500,000	$1,255,000	$1,255,000
William B. Nunnallee (3)	-	-	-	-

(1)
The value of “in-the-money” stock options represents the difference between the $0.05 exercise price of such options and the fair market value of $2.75 per share of common stock as of March 31, 2006, the closing price of the common stock reported on the OTC Bulletin Board.

(2)
The value of “in-the-money” stock options represents the difference between the $0.24 exercise price of such options and the fair market value of $2.75 per share of common stock as of March 31, 2006, the closing price of the common stock reported on the OTC Bulletin Board.

(3)	Mr. Nunnallee became an executive officer in 2006.

No options were exercised during the fiscal year ended December 31, 2005. No stock appreciation rights were outstanding at the end of the 2005 fiscal year.

Executive Employment Contracts

During the fiscal years ended December 31, 2003, 2004, 2005 and through January 27, 2006, neither Luke Frazier, our sole director and officer during such years and period , received any compensation from us. Set forth below is a summary of the material terms of the compensation and employment agreements made between us and our executive officers.

Prentis B. Tomlinson, Jr. Mr. Tomlinson entered into an employment agreement effective October 1, 2005. The agreement has a three year term and provides that Mr. Tomlinson will serve as President and CEO. Mr. Tomlinson receives an annual base salary of $180,000, which may be further increased at our discretion. Not withstanding the above, the base salary of Mr. Tomlinson shall be increased to $360,000 on the third anniversary date from the effective date of the agreement. Mr. Tomlinson has also received the following stock options pursuant to the agreement: non-statutory options to purchase 4,000,000 shares of our common stock at a price of $.05 per share, which options are fully vested and shall survive Mr. Tomlinson termination date. Mr. Tomlinson is entitled to participate in any employee benefit plans that are made available to our employees.

Edward L. Moses, Jr. Mr. Moses entered into an employment agreement effective October 1, 2005. The agreement has a three year term and provides that Mr. Moses will serve as Vice Chairman. Mr. Moses receives an annual base salary of $120,000, which may be increased at our discretion. Mr. Moses has also received the following stock options pursuant to the agreement: non-statutory options to purchase 750,000 shares of our common stock at a price of $0.05 per share, which options are fully vested. Mr. Moses is entitled to participate in our employee benefit plans are made available to our employees.

O. Oliver Pennington, III. Mr. Pennington entered into an employment agreement effective December 28, 2005. The agreement has a three year term and provides that Mr. Pennington will serve as Vice President and Chief Financial Officer. Mr. Pennington receives an annual base salary of $200,000, which may be increased at our discretion. Mr. Pennington has also received the following stock options pursuant to the agreement: non-statutory options to purchase 500,000 shares of our common stock at a price of $.24 per share, which options are fully vested and has received incentive stock options to purchase 500,000 shares of our common stock at a price of $.24 pursuant to our qualified stock option plan that shall vest over a four year period. Mr. Pennington is entitled to participate in our employee benefit plans are made available to our employees.

William B. Nunnallee. Mr. Nunnallee entered into an employment agreement effective June 13, 2006. The agreement has a three-year term and provides that Mr. Nunnallee will serve as Vice President of Land. Mr. Nunnallee receives an annual base salary of $150,000, which may be increased at our discretion and an automoblile allowance of $1,000 per month. Mr. Nunnallee also received the following stock option pursuant to the agreement: non-qualified options to purchase 300,000 shares of our common stock at a price of $2.40 per share. Such options are fully vested, and Mr. Nunnallee is entitled to participate in other employee benefit plans that we may adopt.

Other Employment Agreement Terms. Each of the foregoing employment agreements also include the following terms:

During the term of the agreement, we may terminate the employee’s employment at any time by giving three months written notice. Additionally, we may terminate the employee’s employment for cause upon written notice by the company. The employee may terminate his employment for “Good Reason” when there is a decrease in his base salary, or a materially adverse diminution of the overall level of his responsibilities, or a material breach by us of any term or provision of the employment agreement or after a change of control, or any personal reason that the Board or the Compensation Committee of the Board in its discretion determines shall constitute “Good Reason.”

In the event of a “Change of Control” (as defined below), if the employee is terminated without cause or he terminates his employment for good reason at any time during the three year period following the Change of Control, the employee will be entitled to the following: all outstanding stock options granted on or prior to the Change of Control shall become immediately exercisable and shall remain exercisable for a period of three years, a lump-sum payment equal to three times the employee’s then current base salary, a lump-sum payment equal to three times the highest annual bonus allowed under the Executive Bonus Plan during the three year period preceding the date of the Change of Control, and continued medial and dental coverage for three years from the termination date at no cost to the employee.

For purposes of the agreement, a “Change of Control” means: a tender offer for more than 25% of the outstanding voting securities of the company; the company is merged or consolidated with another corporation, and as a result of the transaction, less than 75% of the outstanding voting securities of the resulting corporations are beneficially owned by stockholders of the company immediately prior to the transaction; the company sells all or substantially all of its assets to another entity that is not a wholly-owned subsidiary; during any 15-month period, individuals who at the beginning of such period constituted the board of directors of the company (including any new member whose election was approved by at least 2/3 of the members of the board of directors then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors; the Compensation Committee of the Board of Directors determines, in its sole discretion, that a change of control has occurred; or 80% or more of the outstanding voting securities of the company are acquired by any person or entity other than the company, its subsidiaries or its affiliates.

The employment agreement with each of these employees requires them to devote such of his business time, attention and energies to the business of the Company as are reasonably necessary to perform his duties under this Agreement. The agreements also restrict the employee from engaging in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage, which would impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the Board. As disclosed  herein, each of these officers and employees is concurrently serving as an officer or employee of Standard Drilling, Inc. Such service has been approved by the Company's Board of Directors.

    Mr. Tomlinson, Mr. Moses and Mr. Pennington are also employed by Standard Drilling, Inc. and serve as its Chairman and CEO, President, CFO and treasurer, respectively. In addition to these individuals, Standard Drilling has a number of other officers, including several vice presidents, and its own staff. Standard Drilling pays the officers salaries comparable to, and in some cases greater than, the salaries we pay them. Currently, Mr. Tomlinson and Mr. Moses are paid approximately $20,000 more per year by Standard Drilling than by us. As a result, each of these officers devotes some of their business time to the management of our business and some to the management of Standard Drilling’s business. Because of our relatively small sizes and the early stages of business development, neither we nor Standard Drilling have developed rigid management processes or procedures. Our management does not divide its time between our business and Standard Drilling’s business on any fixed schedule, but rather based on the particular needs of each company on a day-to-day basis. As a result, the amount of time devoted to the management of our business and the management of Standard Drilling’s business by each of these officers fluctuates from day to day and week to week. Each of the officers has significant discretion as to whether to devote time to management of our business or to management of Standard Drilling’s business. In addition, our officers and directors directly or indirectly own approximately 34% of Standard Drilling, and approximately 38% of our outstanding common stock. As a result of the salaries paid to them by, their fiduciary duties to, and their ownership of a substantial interest in, Standard Drilling, or for any other reason, one or more of our officers may devote his time exclusively to the management of Standard Drilling for an extended period of time. These officers, together with Mr. Anderson, who is also a director of Standard Drilling, and Mr. Buntain, who is a stockholder of Standard Drilling, currently constitute 80% of the members of our Board of Directors. Because, as described above, there are no specific time requirements governing whether our officers are devoting sufficient time to managing our business, the supervision of these officers’ performance by directors without any conflict of interest regarding Standard Drilling is likely to be limited to the oversight provided by Mr. Drouet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of February 7, 2007 by:

•	those persons or groups known to beneficially own more than 5% of our common stock;

•	each of our executive officers and directors; and

•	all of our directors and executive officers as a group.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Name and Address(1)	Common Stock	Ownership (%)(2)
Prentis B. Tomlinson, Jr.(3)	14,841,294	23.69%
Edward L. Moses, Jr. (4)	1,750,000	2.77%
W. Richard Anderson (4)	400,000	*
O. Oliver Pennington, III (5)	1,425,000	2.06%
Derek L. Buntain(6)	843,750	1.35%
William B. Nunnallee (4)	200,000	*
Kirwin L. Drouet	-	*
All executive officers and directors as a group (7 persons):	19,460,044	29.98%

*	Represents less than 1% of the issued and outstanding shares of common stock.

(1)	Except as otherwise noted, the street address of the named beneficial owner is 1667 K Street, NW, Suite 1230, Washington, DC 20006.
(2)	Based on a total of (i) 62,385,780 shares of common stock issued and outstanding on January 31, 2007, plus (ii) shares that may be issued upon exercise of options that are exercisable within 60 days.
(3)
Includes (i)13,131,294 shares of stock owned directly, (ii) 300,000 shares of stock held by Peter J. Tomlinson, Trust which Mr. Tomlinson controls, (iii) 300,000 shares of stock held by P.B. Tomlinson, III, Trust which Mr. Tomlinson controls, (iv) 300,000 shares held by Mr. Tomlinson's spouse and (v) 270,000 shares of common stock to be issued upon the exercise of warrants.

(4)	Represents shares of common stock that may be acquired upon exercise of options in the next 60 days.
(5)
Includes (i) 500,000 shares of common stock owned directly, (ii) 300,000 shares held by Mr. Pennington’s spouse, and (iii) 625,000 shares of common stock that may be acquired upon exercise of options in the next 60 days.

(6)	Includes (i) 562,500 shares of stock held by Balmoral Holdings, Ltd which Mr. Buntain controls, plus (ii) 281,250 shares of common stock to be issued upon the exercise of warrants.

SELLING STOCKHOLDERS

No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and this prospectus has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend this prospectus to reflect material developments in our business, financial position and results of operations. Each time we file an amendment to this prospectus with the SEC, it must first be declared effective prior to the offer or sale of shares of our common stock by the selling stockholders.

The common stock covered by this prospectus is to be offered for the account of the selling stockholders in the following table. The selling stockholders may from time to time sell all, some or none of the shares of common stock offered by this prospectus.

The following table, which we have prepared based on information provided to us by the applicable selling stockholder, sets forth the name, the number of shares of common stock beneficially owned by the selling stockholders intending to sell our common stock and the number of shares of common stock to be offered. Unless set forth below, none of the selling stockholders selling in connection with the prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus.

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

International Capital Advisory, Inc.	(3)	1,796,025	1,796,025	0	*
Greg Reid		15,000	15,000	0	*
Ross Geiger		20,000	20,000	0	*
Tracy Black		20,000	20,000	0	*
Jonpol Investments, Ltd.	(4)	1,500,000	1,500,000	0	*
Sherrie Ann Pollock		1,500,000	1,500,000	0	*
Rob Pollock		1,500,000	1,500,000	0	*
Mark Monaghan		500,000	500,000	0	*
Laura Bester		500,000	500,000	0	*
Richard D. Hutcheon	(5)	375,000	375,000	0	*
Maynard Young	(6)	187,500	187,500	0	*
Hybrid Investments, Ltd.	(7)	750,000	750,000	0	*
BMO Nesbitt Burns ITF Sheldon Taerk a/c 405-110005-29	(8)	112,500	112,500	0	*
Beads A. D'Cruz	(9)	75,000	75,000	0	*
Blue Sky Private Equity, Inc.	(10)	937,500	937,500	0	*

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

Donald R. Hutcheon	(11)	37,500	37,500	0	*
G. Scott Paterson	(12)	187,500	187,500	0	*
Danya Ossip-Richmor	(13)	37,500	37,500	0	*
Amanda Lisus	(14)	462,500	462,500	0	*
David Meyerowitz	(15)	150,000	150,000	0	*
Peter Turk	(16)	225,000	225,000	0	*
Gail Cooper	(17)	187,500	187,500	0	*
Philip Turk & Nanci Turk	(18)	187,500	187,500	0	*
Daniel Rappaport	(19)	93,750	93,750	0	*
Joseph H. Levitan	(20)	225,000	225,000	0	*
Haywood Securities Inc ITF Laura Bester Acct. #TM12210C	(21)	750,000	750,000	0	*
Stephen Bloom	(22)	93,750	93,750	0	*
Art Heller Enterprises	(23)	187,500	187,500	0	*
Barbra H. Miller	(24)	75,000	75,000	0	*
Investor Company ITF Acct. #5N0843F	(25)	1,028,018	1,028,018	0
Gundyco ITF The K2 Principal Fund	(26)	450,000	450,000	0	*
Investor Company ITF Acct. #5J5047C	(27)	97,500	97,500	0	*
Royal Trust ITF AIG Global Investment Corp.	(28)	1,500,000	1,500,000	0	*
Jennifer MacKenzie	(29)	375,000	375,000	0	*
Sean Cleary	-	67,788	67,788	0	*
NBCN Clearing, Inc. ITF Acct. #4NA066E	(30)	2,000,000	2,000,000	0	*
Brant Investments Ltd, Acct. #108483245	(31)	600,000	600,000	0
Systems on Time Inc.	(32)	225,000	225,000	0	*
NBCN Clearing Inc. ITF 1395515 Ontario Ltd. Acct 4NRE91E	(33)	100,500	100,500	0	*
Eric Abecassis	(34)	93,750	93,750	0	*
The Stuart Copelovitch Family Trust	(35)	93,750	93,750	0	*
The Melger Family Trust	(36)	93,750	93,750	0	*
The Jalary Family Trust	(37)	93,750	93,750	0	*
D. Robb English	(38)	18,750	18,750	0	*
Maxsamm Holdings Inc.	(39)	93,750	93,750	0	*

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

Lony Gropper	(40)	150,000	150,000	0	*
Kerry Salsberg		60,000	60,000	0	*
Richard Elder	(42)	300,000	300,000	0	*
Patrick Mark Whitman	(43)	30,000	30,000	0	*
Allan Weinbaum	(44)	112,500	112,500	0	*
Leslie Amoils	(45)	150,000	150,000	0	*
Coldstream Capital Ventures	(46)	93,750	93,750	0	*
Mitch Aidelman	(47)	45,000	45,000	0	*
Steven Graff	(48)	75,000	75,000	0	*
J. Russell Starr	(49)	75,000	75,000	0	*
Kevin Everingham	(50)	105,000	105,000	0	*
Trevor M. Born	(51)	93,750	93,750	0	*
Brian Udashkin	(52)	375,000	375,000	0	*
Richard Epstein	(53)	18,750	18,750	0	*
Joel Goodman	(54)	18,750	18,750	0	*
David Shiller	(55)	18,750	18,750	0	*
Lawrence Allen Dentistry Professional Corporation	(56)	150,000	150,000	0	*
The Tobin Family Trust	(57)	1,750,000	1,750,000	0	*
Sigmund Soudack	(58)	1,750,000	1,750,000	0	*
Jennifer Goldman	(59)	75,000	75,000	0	*
Mary Sinclair	(60)	300,000	300,000	0	*
Mary Sinclair ITF Christopher Sinclair	(61)	300,000	300,000	0	*
Mary Sinclair ITF Candice Sinclair	(62)	300,000	300,000	0	*
Bruce Kagan	(63)	75,000	75,000	0	*
Mark Monaghan	(64)	150,000	150,000	0	*
Charles Berger	(65)	93,750	93,750	0	*
Hsin-Yuan Su	(66)	225,000	225,000	0	*
Steve Shinoff	(67)	56,250	56,250	0	*
RBC Dominion Securities Inc. ITF Stephanie Shields a/c 4113029922	(68)	37,500	37,500	0	*
Tracie Graff	(69)	93,750	93,750	0	*
RBC Dominion Securities Inc. ITF Melvin M. Gilbert Acct #4214855316	(70)	93,750	93,750	0	*
JMM Trading LP	(71)	375,000	375,000	0	*

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

Placements Peloton, Inc.	(72)	187,500	187,500	0	*
David Turk	(73)	112,500	112,500	0	*
Pat and Rosa Dicerbo	(74)	562,500	562,500	0	*
NBCN Clearing Inc, FBO a/c 2QE027F	(75)	56,250	56,250	0	*
Frank Davis		75,000	75,000	0	*
Michael Bowen	(77)	37,500	37,500	0	*
Brant Investments Ltd, Acct. #108483245	(78)	750,000	750,000	0	*
Robert Pollock	(79)	600,750	600,750	0	*
Andrew Martyn	(80)	150,000	150,000	0	*
Scott Kelly	(81)	150,000	150,000	0	*
Royal Trust ITF Acct. #110748003	(82)	562,500	562,500	0	*
Royal Trust ITF Acct. #110455171	(83)	281,250	281,250	0	*
Joel Leonoff	(84)	375,000	375,000	0	*
Robert Metz	(85)	60,000	60,000	0	*
NBCN Clearing Inc ITF Angelo Comi Acct. #3ME239F	(86)	150,000	150,000	0	*
Prentis B. Tomlinson, Jr.	(87)	14,541,294	9,941,294	4,900,000	7.85%
Gary D. May	(88)	375,000	375,000	0	*
Ross J. Jicomelli	(89)	150,000	150,000	0	*
Ann W. Mullen	(90)	37,500	37,500	0	*
Donald F. Farley	(91)	375,000	375,000	0	*
Kenneth D. Cushman, MD	(92)	225,000	225,000	0	*
Edmund Wylie Johnson and Margaret E. Johnson	(93)	375,000	375,000	0	*
Allan Tissenbaum	(94)	93,750	93,750	0	*
Kevin A. Wechter	(95)	75,000	75,000	0	*
Jennifer Siverston	(96)	75,000	75,000	0	*
Myro Louis Panas	(97)	566,250	566,250	0	*
William Todd Isaac	(98)	581,250	581,250	0	*
Marc-Andre Lavoie	(99)	93,750	93,750	0	*
Ronald Kopas	(100)	37,500	37,500	0	*
Kenneth Ari Weinstein	(101)	2,073,125	2,073,125	0	*
Infogroup Ltd.	(102)	93,750	93,750	0	*
Powdersmart.com SRL	(103)	375,000	375,000	0	*

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

Balmoral Holdings Ltd	(104)	843,750	843,750	0	*
Danjor Holdings Inc.	(105)	375,000	375,000	0	*
Sam Segal	(106)	375,000	375,000	0	*
Michael Regan	(107)	75,000	75,000	0	*
Luke Frazier	(108)	425,000	425,000	0	*
Dundee Securities Corp. ITF Quest Securities Acct #862854A	(109)	875,000	875,000	0	*
Kystie Finance Ltd.	(110)	3,184,150	3,184,150	0	*
Susan Tobin	(111)	599,250	599,250	0	*
Steve Graff	(112)	8,000	8,000	0	*
Ritchie Epstein	(113)	13,100	13,100	0	*
Gerry Tissenbaum	(114)	49,000	49,000	0	*
Steve Blustein	(115)	2,000	2,000	0	*
NBCN Clearing ITF 4N-A081-E	(116)	175,000	175,000	0	*
3813983 Canada Inc.	(117)	50,000	50,000	0	*
Alcina Corporation	(118)	50,000	50,000	0	*
Bill Kemp	(119)	75,000	75,000	0	*
Bob Richardson	(120)	22,000	22,000	0	*
Boyd Roberton	(121)	20,000	20,000	0	*
T Finn & Co.	(122)	3,428,571	3,428,571	0	*
UBS AG	(123)	571,429	571,429	0	*
Carter H. Compton	(124)	8,500	8,500	0	*
Fred Dulock	(125)	50,000	50,000	0	*
Galen R. Logan	(126)	5,000	5,000	0	*
Gary Uptmore	(127)	8,000	8,000	0	*
George Kubala	(128)	16,000	16,000	0	*
Irwin Zeiniker	(129)	100,000	100,000	0	*
Isaac Hamaoui	(130)	25,000	25,000	0	*
Jeff Kilburn	(131)	5,000	5,000	0	*
Jim Phillips	(132)	25,350	25,350	0	*
Joe Dillon	(133)	10,000	10,000	0	*
Joel Milgram	(134)	100,000	100,000	0	*
John Korence	(135)	10,000	10,000	0	*
Johnny KM Chan	(136)	200,000	200,000	0	*

Name of Selling Stockholder	Footnote	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering
				Number	% (2)

Khatchig Aghazarian	(137)	100,000	100,000	0	*
Kodiak Metals LLC	(138)	500,000	500,000	0	*
L.S.J.	(139)	100,000	100,000	0	*
Michael Stroll	(140)	50,000	50,000	0	*
Pasquale DiCerbo	(141)	100,000	100,000	0	*
Peter Rebmann	(142)	25,000	25,000	0	*
Philip Turk	(143)	37,500	37,500	0	*
Pierre Gabison	(144)	100,000	100,000	0	*
Rick Shelton	(145)	20,000	20,000	0	*
Ricky D. Thompson	(146)	5,000	5,000	0	*
Ross Hunt	(147)	25,000	25,000	0	*
Sam X. Eyde	(148)	440,000	440,000	0	*
Stanley Gill	(149)	50,000	50,000	0	*
William R. Brewer	(150)	30,000	30,000	0	*
ING Bank S.A.	(151)	2,500,000	2,500,000	0	*
Larry R. Cramer	(152)	20,000	20,000	0	*
Kathryne S. Cramer	(153)	5,000	5,000	0	*
Douglas R. Hamilton	(154)	10,000	10,000	0	*
Owen G. Anderson	(155)	5,000	5,000	0	*
GLG North American Opportunity Fund	(156)	2,500,000	2,500,000	0	*
JMM Trading LP	(157)	100,000	100,000	0	*
Continental Trust Corporation Ltd.	(158)	100,000	100,000	0	*
Inversiones y Negocios Estrategicos SA	(159)	125,000	125,000	0	*
Edward L. Moses	(160)	1,750,000	750,000	750,000	1.20%
2829916 Canada Inc.	(161)	25,000	25,000	0	*
Mida Investements	(162)	20,000	20,000	0	*
Peter Frey	(163)	325,000	200,000	125,000	0.20%
O. Oliver Pennington, III	(164)	1,425,000	500,000	925,000	1.47%
Katherine T. Pennington		300,000	300,000	0	*
Heather J. Tomlinson		300,000	300,000	0	*
Peter J. Tomlinson, Trust	(165)	300,000	300,000	0	*
P.B. Tomlinson, III Trust	(166)	300,000	300,000	0	*
Daniel A. Drum		200,000	200,000	0	*
Greggor K. Emmert, Jr.		523,077	523,077	0	*
Greggor K. Emmert, Sr.		76,923	76,923	0	*
Elizabeth A. Emmert		76,923	76,923	0	*
Erik Jan Walson		1,750,000	1,750,000	0	*
Mike Lelo		909,091	909,091	0	*
Harry Hause		125,000	125,000	0	*
Dean Bordon		307,692	307,692	0	*

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of  common stock subject to options or warrants currently exercisable within 60 days of January 31, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage is based on 62,385,780 shares of common stock outstanding.

(3) International Capital Advisory, Inc. Includes 296,025 shares of common stock underlying warrants for placement agent activities. Tracey Tobin has the power to vote and dispose of the Calibre Energy common stock owned by International Capital Advisory, Inc.

(4) John A. Pollock and Barbara C. Pollock exercise voting and dispositive power over all of the shares beneficially owned by Jonpol Investments, Ltd.

(5) Includes 125,000 shares of common stock underlying warrants.

(6) Includes 62,500 shares of common stock underlying warrants.

(7) Robert Green exercises voting and dispositive power over all of the shares beneficially owned by Hybrid Investments, Ltd. Includes 250,000 shares of common stock underlying warrants.

(8) Sheldon Taerk exercises voting and dispositive power over all of the shares beneficially owned by BMO Nesbitt Burns ITF Sheldon Taerk a/c 405-110005-29. Includes 37,500 shares of common stock underlying warrants.

(9) Includes 25,000 shares of common stock underlying warrants.

(10) Gregory Wolfond exercises voting and dispositive power over all of the shares beneficially owned by Blue Sky Private Equity, Inc. Includes 312,500 shares of common stock underlying warrants.

(11) Includes 12,500 shares of common stock underlying warrants.

(12) Includes 62,500 shares of common stock underlying warrants.

(13) Includes 12,500 shares of common stock underlying warrants.

(14) Includes 162,500 shares of common stock underlying warrants.

(15) Includes 50,000 shares of common stock underlying warrants.

(16) Includes 81,250 shares of common stock underlying warrants.

(17) Includes 62,500 shares of common stock underlying warrants.

(18) Includes 62,500 shares of common stock underlying warrants.

(19) Includes 31,250 shares of common stock underlying warrants.

(20) Includes 75,000 shares of common stock underlying warrants.

(21) Laura Bester exercises voting and dispositive power over all of the shares beneficially owned by Haywood Securities Inc ITF Laura Bester Acct. #TM12210C. Includes 250,000 shares of common stock underlying warrants.

(22) Includes 31,250 shares of common stock underlying warrants.

(23) Jodi Heller exercises voting and dispositive power over all of the shares beneficially owned by Art Heller Enterprises. Includes 62,500 shares of common stock underlying warrants.

(24) Includes 25,000 shares of common stock underlying warrants.

(25) Dean Curtis exercises voting and dispositive power over all of the shares beneficially owned by Investor Company ITF Acct. #5N0843F.

(26) Shawn Kimel exercises voting and dispositive power over all of the shares beneficially owned by Gundyco ITF The K2 Principal Fund. Includes 150,000 shares of common stock underlying warrants.

(27) Richard Kung exercises voting and dispositive power over all of the shares beneficially owned by Investor Company ITF Acct. #5J5047C. Includes 32,500 shares of common stock underlying warrants.

(28) Steven Palmer exercises voting and dispositive power over all of the shares beneficially owned by Royal Trust ITF AIG Global Investment Corp. Includes 500,000 shares of common stock underlying warrants.

(29) Steven Palmer exercises voting and dispositive power over all of the shares beneficially owned by Jennifer MacKenzie. Includes 125,000 shares of common stock underlying warrants.

(30) Glenn Pountney exercises voting and dispositive power over all of the shares beneficially owned by NBCN Clearing, Inc. ITF Acct. #4NA066E. Includes 1,000,000 shares of common stock underlying warrants.

(31) Cecilia M. Kershaw exercises voting and dispositive power over all of the shares beneficially owned by Brant Investments Ltd, Acct. #108483245. Includes 200,000 shares of common stock underlying warrants.

(32) Joseph Bensadoun exercises voting and dispositive power over all of the shares beneficially owned by Systems on Time Inc. Includes 75,000 shares of common stock underlying warrants.

(33) Ross McMaster exercises voting and dispositive power over all of the shares beneficially owned by NBCN Clearing Inc. ITF 1395515 Ontario Ltd. Acct 4NRE91E. Includes 33,500 shares of common stock underlying warrants.

(34) Includes 31,250 shares of common stock underlying warrants.

(35) Stuart Copelovitch exercises voting and dispositive power over all of the shares beneficially owned by The Stuart Copecovitch Family Trust. Includes 31,250 shares of common stock underlying warrants.

(36) Gerald Isaac Weinstein and Edward Glen Weinstein exercise voting and dispositive power over all of the shares beneficially owned by The Melger Family Trust. Includes 31,250 shares of common stock underlying warrants.

(37) Jacob Weinstein and Gerald Isaac Weinstein exercise voting and dispositive power over all of the shares beneficially owned by The Jalary Family Trust. Includes 31,250 shares of common stock underlying warrants.

(38) Includes 6,250 shares of common stock underlying warrants.

(39) Andrew Prenick exercises voting and dispositive power over all of the shares beneficially owned by Maxsamm Holdings Inc. Includes 31,250 shares of common stock underlying warrants.

(40) Includes 50,000 shares of common stock underlying warrants.

(42) Includes 100,000 shares of common stock underlying warrants.

(43) Includes 10,000 shares of common stock underlying warrants.

(44) Includes 37,500 shares of common stock underlying warrants.

(45) Includes 50,000 shares of common stock underlying warrants.

(46) Daniel Pharand exercises voting and dispositive power over all of the shares beneficially owned by Coldstream Capital Ventures. Includes 31,250 shares of common stock underlying warrants.

(47) Includes 15,000 shares of common stock underlying warrants.

(48) Includes 25,000 shares of common stock underlying warrants.

(49) Includes 25,000 shares of common stock underlying warrants.

(50) Includes 35,000 shares of common stock underlying warrants.

(51) Includes 31,250 shares of common stock underlying warrants.

(52) Includes 125,000 shares of common stock underlying warrants.

(53) Includes 6,250 shares of common stock underlying warrants.

(54) Includes 6,250 shares of common stock underlying warrants.

(55) Includes 6,250 shares of common stock underlying warrants.

(56) Lawrence Allen exercises voting and dispositive power over all of the shares beneficially owned by Lawrence Allen Dentistry Professional Corporation. Includes 50,000 shares of common stock underlying warrants.

(57) Morrie Tobin exercises voting and dispositive power over all of the shares beneficially owned by The Tobin Family Trust. Includes 250,000 shares of common stock underlying warrants.

(58) Includes 625,000 shares of common stock underlying warrants.

(59) Includes 25,000 shares of common stock underlying warrants.

(60) Includes 100,000 shares of common stock underlying warrants.

(61) Mary Sinclair exercises voting and dispositive power over all of the shares beneficially owned by Mary Sinclair ITF Christopher Sinclair. Includes 100,000 shares of common stock underlying warrants.

(62) Mary Sinclair exercises voting and dispositive power over all of the shares beneficially owned by Mary Sinclair ITF Candice Sinclair. Includes 100,000 shares of common stock underlying warrants.

(63) Includes 25,000 shares of common stock underlying warrants.

(64) Includes 50,000 shares of common stock underlying warrants.

(65) Includes 31,250 shares of common stock underlying warrants.

(66) Includes 81,250 shares of common stock underlying warrants.

(67) Includes 18,750 shares of common stock underlying warrants.

(68) Stephanie Shields exercises voting and dispositive power over all of the shares beneficially owned by RBC Dominion Securities Inc. ITF Stephanie Shields a/c 4113029922. Includes 12,500 shares of common stock underlying warrants.

(69) Includes 31,250 shares of common stock underlying warrants.

(70) Melvin Gilbert exercise voting and dispositive power over all of the shares beneficially owned by RBC Dominion Securities Inc. ITF Melvin M. Gilbert Acct #4214855316. Includes 31,250 shares of common stock underlying warrants.

(71) Glenn Hunt and Richard Hennig exercise voting and dispositive power over all of the shares beneficially owned by JMM Trading LP. Includes 125,000 shares of common stock underlying warrants.

(72) Mark Dichter exercises voting and dispositive power over all of the shares beneficially owned by Placements Peloton, Inc. Includes 62,500 shares of common stock underlying warrants.

(73) Includes 43,750 shares of common stock underlying warrants.

(74) Includes 187,500 shares of common stock underlying warrants.

(75) John Cooke and Andrea Cooke exercise voting and dispositive power over all of the shares beneficially owned by NBCN Clearing Inc, FBO a/c 2QE027F. Includes 18,750 shares of common stock underlying warrants.

(77) Includes 12,500 shares of common stock underlying warrants.

(78) Cecilia M. Kershaw exercises voting and dispositive power over all of the shares beneficially owned by Brant Investments Ltd, Acct. #108483245. Includes 250,000 shares of common stock underlying warrants.

(79) Includes 200,250 shares of common stock underlying warrants.

(80) Includes 50,000 shares of common stock underlying warrants.

(81) Includes 50,000 shares of common stock underlying warrants.

(82) Malvin Spooner exercises voting and dispositive power over all of the shares beneficially owned by Royal Trust ITF Acct. #110748003. Includes 187,500 shares of common stock underlying warrants.

(83) Malvin Spooner exercises voting and dispositive power over all of the shares beneficially owned by Royal Trust ITF Acct. #110455171. Includes 93,750 shares of common stock underlying warrants.

(84) Includes 125,000 shares of common stock underlying warrants.

(85) Includes 20,000 shares of common stock underlying warrants.

(86) Angelo Comi exercises voting and dispositive power over all of the shares beneficially owned by NBCN Clearing Inc ITF Angelo Comi Acct. #3ME239F. Includes 50,000 shares of common stock underlying warrants.

(87) "Number of Shares of Common Stock Beneficially Owned" includes (i) 270,000 shares of common stock underlying warrants exercisable in the next 60 days, (ii) 300,000 shares of common stock owned by Peter J. Tomlison Trust of which Mr. Tomlinson is the trustee and has voting and dispositive power, (iii) 300,000 shares of common stock owned by P. B. Tomlison, III Trust of which Mr. Tomlinson is the trustee and has voting and dispositive power and (iv) includes 300,000 shares held by Mr. Tomlinson's spouse.

(88) Includes 125,000 shares of common stock underlying warrants.

(89) Includes 50,000 shares of common stock underlying warrants.

(90) Includes 12,500 shares of common stock underlying warrants.

(91) Includes 125,000 shares of common stock underlying warrants.

(92) Includes 75,000 shares of common stock underlying warrants.

(93) Includes 125,000 shares of common stock underlying warrants.

(94) Includes 31,250 shares of common stock underlying warrants.

(95) Includes 25,000 shares of common stock underlying warrants.

(96) Includes 25,000 shares of common stock underlying warrants.

(97) Includes 188,750 shares of common stock underlying warrants.

(98) Includes 193,750 shares of common stock underlying warrants.

(99) Includes 31,250 shares of common stock underlying warrants.

(100) Includes 12,500 shares of common stock underlying warrants.

(101) Includes 773,125 shares of common stock underlying warrants. Kenneth Ari Weinstein acquired 98,125 shares of common stock underlying warrants for placement agent activities.

(102) Maitland Cates and Jason Chapnik exercise voting and dispositive power over all of the shares beneficially owned by Infogroup Ltd. Includes 31,250 shares of common stock underlying warrants.

(103) David Ades exercises voting and dispositive power over all of the shares beneficially owned by Powdersmart.com SRL. Includes 125,000 shares of common stock underlying warrants.

(104) Derek H.L. Buntain exercises voting and dispositive power over all of the shares beneficially owned by Balmoral Holdings Ltd. Includes 281,250 shares of common stock underlying warrants.

(105) Bruce Gornitsky exercises voting and dispositive power over all of the shares beneficially owned by Danjor Holdings Inc. Includes 125,000 shares of common stock underlying warrants.

(106) Includes 125,000 shares of common stock underlying warrants.

(107) Includes 25,000 shares of common stock underlying warrants.

(108) David Elkington exercises voting and dispositive power over all of the shares beneficially owned by Luke Frazier.

(109) Dundee Securities Corp. ITF Quest Securities Acct #862854A acquired 875,000 shares of common stock underlying warrants for placement agent activities. Robert Pollock has the power to vote and dispose of the Calibre Energy common stock owned by Dundee Securities Corp. ITF Quest Securities Acct #862854A.

(110) Mario Staggl exercises voting and dispositive power over all of the shares beneficially owned by Kystie Finance Ltd. Kystie Finance Ltd. acquired 684,150 shares of common stock underlying warrants for placement agent activities.

(111) Susan Tobin acquired 199,250 shares of common stock underlying warrants for placement agent activities.

(112) Steve Graff acquired 8,000 shares of common stock underlying warrants.

(113) Ritchie Epstein acquired 13,100 shares of common stock underlying warrants for placement agent activities.

(114) Gerry Tissenbaum acquired 49,000 shares of common stock underlying warrants.

(115) Steve Blustein 2,000 shares of common stock underlying warrants.

(116) NBCN Clearing ITF NA081-E acquired 175,000 shares of common stock underlying warrants for placement agent activities. Glenn Pountney has the power to vote and dispose of the Calibre Energy common stock owned by NBCN Clearing ITF 4N-A081-E.

(117) Antonio Merulla exercises voting and dispositive power over all of the shares beneficially owned by 3813983 Canada Inc. Includes 25,000 shares of common stock underlying warrants.

(118) David Brady, George Brady, Douglas Brady, Paul Brady, and Lara Brady exercise voting and dispositive power over all of the shares beneficially owned by Alcina Corporation. Includes 25,000 shares of common stock underlying warrants.

(119) Includes 37,500 shares of common stock underlying warrants.

(120) Bob Richardson acquired 22,000 shares of common stock underlying warrants for placement agent activities.

(121) Includes 10,000 shares of common stock underlying warrants.

(122) Includes 428,571 shares of common stock underlying warrants.Danny Guy and Brad White exercise voting and dispositive power over all of the shares beneficially owned by T Finn & Co.

(123) Includes 71,429 shares of common stock underlying warrants. Brad White and Brian Trenholm exercise voting and dispositive power over all of the shares beneficially owned by UBS AG.

(124) Includes 4,250 shares of common stock underlying warrants.

(125) Includes 25,000 shares of common stock underlying warrants.

(126) Includes 2,500 shares of common stock underlying warrants.

(127) Includes 4,000 shares of common stock underlying warrants.

(128) Includes 8,000 shares of common stock underlying warrants.

(129) Includes 50,000 shares of common stock underlying warrants.

(130) Includes 12,500 shares of common stock underlying warrants.

(131) Includes 2,500 shares of common stock underlying warrants.

(132) Includes 8,750 shares of common stock underlying warrants. Jim Phillips acquired 7,850 shares of common stock underlying warrants for placement agent activities.

(133) Includes 5,000 shares of common stock underlying warrants.

(134) Includes 50,000 shares of common stock underlying warrants.

(135) Includes 5,000 shares of common stock underlying warrants.

(136) Includes 100,000 shares of common stock underlying warrants.

(137) Includes 50,000 shares of common stock underlying warrants.

(138) David Jackson and Peter Rebmann exercise voting and dispositive power over all of the shares beneficially owned by Kodiak Metals LLC. Includes 250,000 shares of common stock underlying warrants.

(139) Ilias Kaperonis exercises voting and dispositive power over all of the shares beneficially owned by L.S.J. Includes 50,000 shares of common stock underlying warrants.

(140) Includes 25,000 shares of common stock underlying warrants.

(141) Includes 50,000 shares of common stock underlying warrants.

(142) Peter Rebmann acquired 25,000 shares of common stock underlying warrants for placement agent activities.

(143) Includes 18,750 shares of common stock underlying warrants.

(144) Includes 50,000 shares of common stock underlying warrants.

(145) Includes 10,000 shares of common stock underlying warrants.

(146) Includes 2,500 shares of common stock underlying warrants.

(147) Includes 12,500 shares of common stock underlying warrants.

(148) Includes 220,000 shares of common stock underlying warrants.

(149) Includes 25,000 shares of common stock underlying warrants.

(150) Includes 15,000 shares of common stock underlying warrants.

(151) Philippe Jabre exercises voting and dispositive power over all of the shares beneficially owned by ING Bank S.A. Includes 1,250,000 shares of common stock underlying warrants.

(152) Includes 10,000 shares of common stock underlying warrants.

(153) Includes 2,500 shares of common stock underlying warrants.

(154) Includes 5,000 shares of common stock underlying warrants.

(155) Includes 2,500 shares of common stock underlying warrants.

(156) Noam Gottesman, Pierre Lagrange, and Emmanuel Roman exercise voting and dispositive power over all of the shares beneficially owned by GLG North American Opportunity Fund. Includes 1,250,000 shares of common stock underlying warrants.

(157) Glenn Hunt and Richard Hunnig exercise voting and dispositive power over all of the shares beneficially owned by JMM Trading LP. Includes 50,000 shares of common stock underlying warrants.

(158) Dudley R. Cottingham, S. Arthur Morris, Colin G. Hames, R. Craig Christensen, June I. Morris, and Christopher C. Morris exercise voting and dispositive power over all of the shares beneficially owned by Continental Trust Corporation Ltd. Includes 50,000 shares of common stock underlying warrants.

(159) Inversiones y Negocios Estrategicos SA acquired 125,000 shares of common stock underlying warrants for  placement agent activities. Malcolm P. Burke has the power to vote and dispose of the Calibre Energy common stock owned by Inversiones y Negocios Estrategicos SA.

(160) Includes 750,000 shares of common stock that may be acquired upon exercise of options in the next 60 days.

(161) Marc Wilchesky exercises voting and dispositive power over all of the sahres beneficially owned by 2829916 Canada Inc.

(162) Bruce Bronfman exercises voting and dispositive power over all of the shares beneficially owned by Mida Investments.

(163) Includes 125,000 shares of common stock that may be acquired upon exercise of options in the next 60 days.

(164) (i) Includes 625,000 shares of common stock that may be acquired upon exercise of options in the next 60 days and (ii) includes 300,000 shares held by Mr. Pennington’s spouse.

(165) Prentis B. Tomlinson, Jr,.exercises voting and dispositive power over all of the shares beneficially owned by Peter J. Tomlinson Trust.

(166) Prentis B. Tomlinson, Jr,.exercises voting and dispositive power over all of the shares beneficially owned by P.B. Tomlinson, III Trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Kerogen Resources, Inc.

Our President and Chairman, Mr. Prentis B. Tomlinson, Jr., owns a 17.9% (on a fully diluted basis) stake of Kerogen Resources, Inc., a privately held oil and gas exploration company. We have entered into four agreements with Kerogen Resources, Inc.

First, we are parties to a letter agreement with Kerogen Resources pursuant to which we are participating in the Reichmann Petroleum project. The project is a joint venture with Kerogen Resources, Crosby Minerals and Reichmann Petroleum Corporation to explore, acquire and develop properties located in the Barnett Shale in the Ft. Worth Basin of north Texas. Reichmann is the operator of the properties. In October 2005 we acquired, through Kerogen Resources, a 12.5% working interest in 6,190 net acres of leasehold interests in Parker, Tarrant, Denton, and Johnson Counties, Texas. Subsequent to the initial acquisition, we purchased a 25% working interest in 443 net acres of leasehold interests from Reichmann Petroleum in Johnson County, Texas. Kerogen Resources provides the technical guidance for the project and in exchange will receive 12.5% of our working interest in each well drilled. As of June 15, 2006, we have paid Kerogen a total $6,708,758, of which $3,179,660 was for the 12.5% working interest in the initial 6,190 acres, prepayment of drilling costs on 12 wells and for the 25% working interest in the leasehold interest in Johnson County, TX and $3,529,098 was for operating costs (ie, drilling and completion costs) of the JV since the original payment. Kerogen then paid such amounts to Reichmann Petroleum Corporation as reimbursement of leasehold costs, drilling and operating expenses. Currently, our net acreage position subject to the Reichmann agreement is 773.94 net acres. As of June 15, 2006, Calibre has participated in 22 gross wells pursuant to this agreement. Four wells are currently producing, nine wells have been drilled, completed and fraced and are waiting to be hooked up to a pipeline, four wells have been drilled, completed and are cleaning up after being frac prior to being hooked up to a gas gathering line, three wells have been drilled to total depth, completed and are waiting to be fraced, and two wells are currently drilling.

Second, we have entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the South Fort Worth Basin as described above under “Our Business - Our Projects.” Pursuant to this agreement we are obligated to pay Kerogen Resources $597,000 for its identification of prospects; as of June 15, 2006, we have paid Kerogen Resources $500,000 of such amount. As of June 15, 2006, our net leasehold position pursuant to this agreement is 3,161.93 acres. We have paid approximately $1,184,154 to Kerogen for participation in these leases in the Ft. Worth Basin of Texas. All the leasehold acreage is undeveloped. The price paid for leases represented market prices for similar acreage in the area.

Third, we have entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the Williston Basin as described above under “Our Business - Our Projects.” Pursuant to this agreement we are obligated to pay Kerogen Resources $638,600 for its identification of prospects, as of June 15, 2006, we have paid Kerogen Resources $550,000 of such amount. We have not leased or developed any properties pursuant to this agreement.

Fourth, Calibre held a promissory note issued by Kerogen Resources. The principal owed pursuant to the note was $300,000 bearing interest at the rate of 6.25% per annum. The principal of this note and accrued interest thereon was due and payable in a single installment on the maturity date. The maturity date was the earlier of September 30, 2006 or the date on which Kerogen Resources received gross proceeds of at least $6,000,000 from a sale of equity, in one or more transactions. Calibre acquired the note from Mr. Tomlinson in October 2005 in exchange for a payment of $300,000. This note was entered into by Mr. Tomlinson, a founder of Calibre Energy, in anticipation of the formation of Calibre Energy. After the incorporation of Calibre Energy, the company entered into agreements with Kerogen for the purpose of identification, exploration and development of prospects in the Fort Worth Basin and Williston Basin. The Reichmann Petroleum Project and South Fort Worth Basin project are projects identified by these agreements. On March 24, 2006, Kerogen Resources repaid $314,623.29, the full amount of the promissory note and all interest due.

Standard Drilling, Inc.

    On March 24, 2006, we loaned $350,000 to Standard Drilling, Inc. pursuant to a loan bearing interest at 4% per annum. On April 7, 2006 Standard Drilling, Inc. repaid us $350,544.54, the full amount of the loan with all interest due. Mr. Tomlinson, our President, controls a limited liability company that, at the time of the loan, owned 53% of Standard Drilling, Inc and serves as its CEO. Further, Standard Drilling’s principal officers also serve as officers for us.

Several of our officers, including our President and CFO, are also employed as officers and/or directors of Standard Drilling, Inc., a company engaged in the business of drilling services. As a result, each of these officers devotes some of their business time to the management of Standard Drilling, Inc. The amount of time devoted to the management of our business and the management of Standard Drilling’s business by each of these officers fluctuates from day to day and week to week. An officer may devote his time exclusively to the management of our business or to Standard Drilling for a period of time. Each of the officers has significant discretion as to whether to devote time to management of the Company’s business or to management of Standard Drilling’s business.

Conflicts of interest exist and may arise in the future as a result of our officers and directors who are also officers and/or directors of Standard Drilling. These officers and directors will owe fiduciary duties to each company and may encounter situations in which their fiduciary obligations to us and our stockholders are in conflict with their fiduciary obligations to Standard Drilling and its stockholders. Our Board’s conflicts committee, composed of Mr. Drouet, will review and resolve all potential conflicts involving our officers and directors, including any agreements or transactions with Standard Drilling. The conflicts committee will also oversee the time devoted to the management of our business by those officers who are also employed by Standard Drilling.

On January 16, 2007 we entered into a Business Opportunity Agreement with Standard Drilling, Inc. pursuant to which we agreed to not acquire, invest in or operate any oil field services business. We also agreed to advise Standard Drilling, Inc., of any such opportunities presented to us. In exchange, Standard Drilling, Inc. agreed to not acquire, invest in or operate any exploration and production business other than that it currently holds and to advise us of any exploration and production business that is presented to it.

Potomac Energy, LLC (“Potomac”) is a joint venture entity formed by us and Standard Drilling to acquire software licenses and data sufficient to build and maintain a land title database that will cover a portion of the Ft. Worth Basin in north central Texas. We and Standard Drilling each own 50% of Potomac, and each contributed $87,500 to Potomac in the quarter ended September 30, 2006. We and Standard Drilling will pay equally all costs of Potomac. Each Company will have access to the Potomac database. In addition, as a result of the Business Opportunity Agreement between Calibre and Standard Drilling dated January 16, 2007, Calibre uses this database to generate prospects and to perform land title work on existing prospects. Standard Drilling uses this database to perform land title work on its existing property (“Excepted Transactions” as defined by the Business Opportunity Agreement between Calibre and Standard Drilling dated January 16, 2007). As of February 6, 2007, Potomac has had no other activities other than the purchase of software and has no assets other than the software. Potomac is governed by a two person board comprised of one representative of Calibre and one representative of Standard Drilling. William B. Nunnallee, Calibre’s Vice President of Land, serves as an officer and director of Potomac.

We share facilities and some overhead costs with Standard Drilling in Washington D.C. We have entered into a service agreement pursuant to which Standard Drilling will pay us for office space and supplies, use of office equipment, secretarial services and any other services we provide to them in sharing the Washington D.C. office space. Pursuant to the services agreement, Standard Drilling reimburses us for 50% of the costs of the health insurance provided to officers who are employed by both companies. The average monthly payment by Standard Drilling to us under the services agreement is approximately $20,000. The services agreement may be terminated by either party on 30 days notice. The two companies have separate offices and staff in Houston, Texas.

We anticipate possibly engaging Standard Drilling to provide us with drilling services. The terms of any such engagement will be reviewed and approved or rejected by the conflicts committee. We expect the terms of any such agreement to be no less favorable to us than those terms which may have been obtained from unrelated third parties. When appropriate, we will obtain competing bids from other drilling service companies, and may engage them to provide drilling services.

Hawler Energy, Ltd.

We entered into a Novation and Amendment Agreement among Hawler Energy, Ltd. ("Hawler Energy"), a Cayman Islands company, A & T Petroleum Company, Ltd. ("A & T"), a Cayman Islands company, and Hillwood Energy, Ltd. ("Hillwood"), a Cayman Islands company. Pursuant to the Novation Agreement we became parties to the Exploration and Production Sharing Agreement ("the EPSA") dated March 29, 2006 between A&T, Hawler and the Oil and Gas Petroleum Establishment of the Kurdistan Regional Government (the "OGE").  We have entered into a Joint Operating Agreement with Hawler Energy, Ltd, a wholly owned subsidiary of Prime Natural Resources. Our Director W. Richard Anderson is the CEO of Prime Natural Resources. The Joint Operating Agreement with Hawler Energy, Ltd. makes the Company party to and gives the Company a 10% stake in an Exploration and Production Sharing Agreement with the Kurdish Regional Government for the exploration and development of the Bina Bawi prospects. Pursuant to this agreement, we are obligated to pay Hawler Energy, Ltd. $5,500,000; we have paid Hawler Energy, Inc. $2,000,000 of such amount during the quarterly period ending September 30, 2006.

Miscellaneous Matters.

We believe all of the transactions with related parties have been on terms no less favorable to us than those terms which may have been obtained from unrelated third parties.

            Mr. O. Oliver Pennington, our Chief Financial Officer, is our President’s son-in-law.

DESCRIPTION OF SECURITIES

Capitalization of the Company

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of June 15, 2006, there are 56,600,806 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. There are no cumulative voting rights. Common stockholders do not have preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of the any other securities subsequently issued, holders of the common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available. We have not paid any dividends since its inception and has no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the Board of Directors and would depend on, among other things, our future earnings, the operating and financial condition, our capital requirements, and general business conditions.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. As of June 15, 2006, no shares of preferred stock are issued and outstanding. Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock. If we offer preferred stock, our Board of Directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, liquidation value, dividend rights, liquidation and redemption rights, voting rights, other rights, including conversion or exchange rights, if any, and any other specific terms.

Warrants and Options

2005 Stock Incentive Plan. Pursuant to our 2005 Stock Incentive Plan we may issue to our officers, directors, employees and consultants incentive stock options, non-qualified stock options and shares of restricted stock. The plan provides for us to issue up to 9,000,000 shares of its common stock pursuant to awards under the plan. As of June 15, 2006, we had outstanding options, granted pursuant to the plan, to purchase 5,150,000 shares of common stock at an exercise price of $.05 per share, 50,000 at shares of common stock at an exercise price of $.12 per share, and 1,250,000 shares of common stock at an exercise price of $.24 per share. All of our outstanding options expire 10 years after the date of grant. The plan is designed to qualify under the Internal Revenue Code as an incentive stock option plan.

Warrants. As part of our private offering in October 2005, we issued warrants to purchase 10,000,000 shares of our common stock at a price of $0.75 per share. The warrants may be exercised through a cashless exercise in which the holder surrenders warrants with sufficient value to pay the exercise price of the warrants to be exercised. The warrants expire October 31, 2007. As of  January 31, 2007, 445,000 warrants to purchase our common stock have been exercised.

As part of our private offering in March and April 2006, we issued warrants to purchase 5,780,000 shares of our common stock at a price of $2.75 per share. Provided that if the closing price of our common stock on any exchange on which the common stock is traded or quoted equals or exceeds U.S.$4.00 for 20 consecutive trading days and if either: (i) a registration statement registering the re-sale of the shares issuable upon exercise of the warrants has been declared effective, or (ii) Calibre has completed a “Canadian Going Public Transaction” as referred to in the Warrant under the caption “Canadian Reporting Issuer Status,” then the warrant term shall be automatically reduced to 30 days from the date of initial issuance of a news release by Calibre announcing the change to the warrant term. The warrants expire April 18, 2008.  An investor holding such warrants for 1,750,000 shares of common stock surrendered those warrants in connection with the November 2006 private offering.

As part of our private offering in November 2006, we issued warrants to purchase 1,000,000 shares of common stock at a price of $1.50 per share. The warrants expire November 6, 2008.

    Placement Agent Warrants. In connection with the October 2005 private offering of common stock we issued to the placement agents in that offering warrants to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.40. These warrants are exercisable immediately and will expire October 31, 2007.

In connection with the March and April 2006 private offering of common stock, we issued to the placement agents in that offering warrants to purchase an aggregate of 577,500 shares of common stock which have the same terms as the investor warrants except that the warrants have an exercise price of $2.00 per share..

PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

•	on any national exchange on which the shares are listed or any automatic quotation system through which the shares are quoted,

•	in the over-the-counter market,

•	in privately negotiated transactions,

•	through put and call transactions,

•	through short sales made when the registration statement, of which this prospectus is a part, is effective,

•	a combination of such methods of sale.

The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling stockholders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling stockholders, and a selling stockholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor as we aware that there is an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

Following notification by a selling stockholder that it has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which these shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	any other facts material to the transactions.

In addition, following notification by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest of such selling stockholder intends to sell more than 500 shares, we will file a supplement to this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus was passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements as of December 31, 2005 and for the period from Inception (August 17, 2005 to December 31, 2005, included in this prospectus have been audited by Malone & Bailey, PC, independent registered public accounting firm, as stated in their report dated April 28, 2006 appearing herein in reliance of this firm as experts in accounting and auditing.

RESERVE ENGINEERS

Certain estimates of our net oil and natural gas reserves and related information as of December 31, 2005 included in this prospectus have been derived from engineering reports prepared by Ryder Scott Company, L.P. All such information has been so included on the authority of such firm as experts regarding the matters contained in their reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we file with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about us, please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

INDEX TO FINANCIAL STATEMENTS

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Calibre Energy, Inc.
Washington, DC 20006

We have audited the accompanying consolidated balance sheet of Calibre Energy, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period August 17, 2005 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Calibre Energy, Inc. as of December 31, 2005 and the results of operations and cash flows for the period from August 17, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Calibre Energy, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Calibre Energy, Inc. was formed on August 17, 2005 and has generated operating losses since inception, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, P.C.

Houston, Texas

April 28, 2006

Calibre Energy, Inc.
Balance Sheet
December 31, 2005

Assets

Current Assets
Cash	$2,105,749
Accounts receivable	33,960
Note receivable - related party	300,000
Other current assets	104,100
Total current assets	2,543,809

Noncurrent Assets
Oil and gas properties, using full cost method
Properties subject to amortization	830,646
Properties not subject to amortization	4,478,235
Furniture and office equipment	121,778
Less: Accumulated depreciation, depletion, amortization and impairment	(35,599)
Net property, furniture and office equipment	5,395,060

Total assets	$7,938,869

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable - trade	946,852
Accounts payable - employees	98,630
Accrued expenses	20,482
Total liabilities	1,065,964

Shareholders’ Equity
Preferred stock; $.001 par value; 10,000,000 authorized; none issued	-
Common stock; $.001 par value; 70,000,000 authorized; 47,000,000 issued and outstanding	47,000
Additional paid-in capital	8,727,556
Accumulated deficit	(1,901,651)
Total shareholders’ equity	6,872,905

Total liabilities and shareholders’ equity	$7,938,869

See accompanying notes to financial statements.

Calibre Energy, Inc.
Statement of Operations
For the Period from Inception (August 17, 2005) to December 31, 2005

Oil and Gas Revenue	$20,778

Operating expenses
Lease operating expense	14,684
Depletion expense	35,599
Compensation expense(including salaries, benefits and a non-cash option expense)	1,620,017
General and administrative (excluding compensation expense)	273,585
Total operating expense	1,943,885

Loss from operations	1,923,107

Interest income	21,502
Interest expense	(46)
21,456

Net loss	$1,901,651

Earnings per share:
Basic and diluted	$(0.05)

See accompanying notes to financial statements.

Calibre Energy, Inc.
Statement of Shareholders’ Equity
For the Period from Inception (August 17, 2005) to December 31, 2005

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, August 17, 2005 (inception)	—	$—	$—	$—	$—
Initial capital from founding shareholders	27,000,000	27,000			27,000
Issuance of common stock and warrants	20,000,000	20,000	7,223,056		7,243,056
Stock options granted to employees for services			1,504,500		1,504,500
Net loss				(1,901,651)	(1,901,651)
Balance, December 31, 2005	47,000,000	$47,000	$8,727,556	$(1,901,651)	$6,872,905

See accompanying notes to financial statements.

Calibre Energy, Inc.
Statement of Cash Flows
For the Period from Inception (August 17, 2005) to December 31, 2005

Cash Flows from Operating Activities:
Net loss	$(1,901,651)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock options granted for services	1,504,500
Depletion expense	35,599
Changes in working capital components:
(Increase) in accounts receivable	(33,960)
(Increase) in other current assets	(104,100)
Increase in accounts payable	1,045,482
Increase in accrued expense	20,482
Net cash provided by operating activities	566,352

Cash Flows from Investing Activities:
Additions to oil and gas properties	(5,308,881)
Additions to furniture, office equipment and leasehold improvements	(121,778)
Disbursements on note receivable	(300,000)
Net cash (used in) investing activities	(5,730,659)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	7,270,056
Net cash provided by financing activities	7,270,056

Net increase in cash	$2,105,749

Cash:
Beginning of period	—
End of period	$2,105,749

Supplemental information:
Income taxes paid	—
Interest paid	46

See accompanying notes to financial statements.

CALIBRE ENERGY, INC.

Note 1. Organization and Business Operations

Calibre Energy, Inc. (the “Company” or “Calibre”) is an exploration and production company focused on the acquisition, exploitation and development of high quality, long-lived producing and non-producing fractured gas and oil shale properties in selected producing basins in North America. Headquartered in Washington, DC and Houston, Texas, Calibre is a Delaware corporation that was formed on August 17, 2005.

Calibre completed a reverse merger into a public company, Hardwood Doors and Milling Specialties, Inc. (“Hardwood”), on January 27, 2006, in which Calibre obtained a controlling interest. See Note 11 for details.

Calibre’s goal is to expand and develop our exploration and production business and its reserves by initially emphasizing the identification and development of shale gas opportunities in the Barnett Shale and the Fayetteville Shale. Calibre has identified that both the Mississippian developments of the Barnett Shale in the Ft. Worth Basin and the Fayetteville Shale development in the Arkoma Basin provide the greatest near term economic value to it. Calibre is currently participating in three projects with Kerogen Resources, Inc., a small, privately held, exploration and production company, located in Houston, Texas, the Reichmann Petroleum project, South Ft. Worth Basin project and Williston Basin project. As of June 15, 2006,, Calibre held 774 net acres in the Reichmann Petroleum project and 3,161.93 net acres in the South Ft. Worth JV and has participated in 22 gross wells. Four wells are currently producing, nine wells have been drilled, completed and fraced and are waiting to be hooked up to a pipeline, four wells have been drilled, completed and are cleaning up after being frac prior to being hooked up to a gas gathering line, three wells have been drilled to total depth, completed and are waiting to be fraced, and two wells are currently drilling. Calibre has acquired 5,318 gross leasehold acres and 3,417 net acres in the Barnett Shale outside of the areas covered by the Reichmann Petroleum project, South Ft. Worth Basin project and Williston Basin project. Calibre anticipates that it will commence development activities on these leases in the third quarter of 2006. Additionally, as of June 15, 2006, we have acquired 2,636 gross leasehold acres and 1,771 net leasehold acres in the Fayetteville Shale development in the Arkoma Basin in Arkansas.

Calibre anticipates applying a business model to achieve substantial annual growth in production and reserves with a relatively low risk approach. These plans include deploying known techniques for use in identifying, predicting, and optimizing future production volumes and rates. Using multi-discipline teams with core competencies of petrophysics, reservoir and production engineering, geology and geophysics, the Calibre’s emphasis will be on the practical integrated application of these technologies to identify previously “hidden” potential. This model mitigates conventional exploration risk because Calibre will focus on: a) shales that are laterally extensive (pervasive); b) basins where the target zones have been previously penetrated and found to be productive; c) shales that have been successfully fraced (contained); d) cuttings utilized to validate source rock potential, porosity, and permeability; and e) projects that will be financially leveraged.

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Calibre’s financials are based on a number of significant estimates, including oil and gas reserve quantities which are the bases for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its retirement obligations.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and certificates of deposit which mature within three months of the date of purchase.

Concentration of Credit Risk

Financial instruments that potentially subject Calibre to concentration of credit risk consist of cash. At December 31, 2005, Calibre had $1,905,749 in cash in excess of federally insured limits. Calibre maintains cash accounts only at large high quality financial institutions and Calibre believes the credit risk associated with cash is remote.

Oil and Gas Properties

Calibre follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects in progress are not amortized until proved reserves associated with the projects can be determined and are periodically assessed for impairment. If the results of an assessment indicate that the properties are impaired, such impairment is added to the costs being amortized and is subject to the ceiling test.

Capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the “estimated present value,” discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Notes to Financial Statements

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Oil and Gas Properties Not Subject to Amortization

Calibre is currently participating in oil and gas exploration and development activities. At December 31, 2005, a determination cannot be made about the extent of oil reserves that should be classified as proved reserves. Consequently, all the property, development and exploratory costs have been excluded in computing amortization. Calibre will begin to amortize these costs when these projects are evaluated, which is currently estimated to be 2006.

Furniture and Office Equipment

Furniture and office equipment is stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of 5 years. During the period ended December 31, 2005, there was no depreciation expense as the assets were not in place and utilized until after the period end.

Employee Stock Plan

In December 2004, the FASB issued SFAS No.123R, “Accounting for Stock-Based Compensation” (“SFAS No. 123R”). SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Calibre will adopt SFAS No. 123R as of January 1, 2006.

Calibre has a stock-based compensation plan, which is described more fully in Note 6. As permitted under generally accepted accounting principles, Calibre accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, stock-based employee compensation cost has been recognized, as all options granted under the plan had an exercise price less than the market value of the underlying common stock on the date of grant, see note 6 for more information. There would be minimal effect on the net loss had compensation cost for the stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123, Accounting for Stock-Based Compensation).

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is established when necessary to reduce the deferred tax asset to the amount expected to be realized.

Notes to Financial Statements

Revenue and Cost Recognition

Calibre uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which Calibre is entitled based on our interest in the properties. Costs associated with production are expensed in the period incurred.

Note 3. Going Concern

As shown in the accompanying financial statements, Calibre has incurred operating losses since inception and expects to continue to incur losses through 2006. As of December 31, 2005, Calibre has limited financial resources until such time that Calibre is able to generate positive cash flow from operations. These factors raise substantial doubt about our ability to continue as a going concern. Calibre’s ability to achieve and maintain profitability and positive cash flow is dependent upon Calibre’s ability to locate profitable properties, generate revenue from their planned business operations, and control exploration cost. Management plans to fund its future operation by obtaining additional financing and commencing commercial production. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders and, if available, such financing may not be on commercial terms acceptable to Calibre or its shareholders.

Note 4. Income Taxes

Net deferred tax assets consist of the following components as of December 31, 2005:

Net operating loss		665,578

Less valuation allowance		(665,578)
Total	$	- -

The components giving rise to the net deferred tax assets described above have been included in the accompanying balance sheet as noncurrent assets. The deferred tax assets are net of a full valuation allowance of $665,578 based on the amount that management believes will ultimately be realized. Realization of deferred tax asset is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. Loss carryforwards for tax purposes will begin to expire in 2025.

The income tax provision differs from the amount of income determined by applying the U.S. Federal income tax rate to pretax income for the year ended December 31, 2005 primarily due to the valuation allowance.

Note 5. Oil and Gas Properties Not Subject to Amortization

Calibre is currently participating in oil and gas exploration and development activities on onshore properties in the Fort Worth Basin, Williston Basin and Arkhoma Basin. At December 31, 2005, these activities are in the early stages of development and a

Notes to Financial Statements

determination cannot be made about the extent of oil and gas reserves that should be classified as proved reserves. Accordingly, the capital costs have been excluded from the computation of amortization of the full cost pool. Calibre will begin to amortize these costs as the projects are completed and reserve estimates are available. We estimate that many of the projects we are currently participating in will be evaluated and subject to amortization by the 2006 year end.

Costs excluded from amortization consist of the following at December 31, 2005:

Year Incurred	Acquisition Costs	Exploration Costs	Development Costs	Capitalized Interest	Total
2005	$1,042,418	$1,083,130	$2,352,687	-	4,478,235

Note 6. Shareholders’ Equity

Preferred Stock

Calibre is authorized to issue up to 10 million shares of $.001 par value preferred stock, the rights and preferences of which are to be determined by the Board of Directors at or prior to the time of issuance. As of December 31, 2005 none of the preferred stock is outstanding.

Common Stock

Calibre is authorized to issue 70,000,000 shares of common stock, par value of $.001 per share. The founding shareholders were granted and issued 27,000,000 shares of common stock at inception. In October 2005, Calibre completed a private offering of 20,000,000 shares of common stock at a price of $.40 per share realizing net proceeds after offering costs of $7.2 million. In conjunction with the common shares issued, Calibre issued warrants to purchase 10,000,000 shares of common stock at an exercise price of $.75 per share. The warrants expire in October 2007. These warrants are valued at $0.15 per share or $1,500,000. Calibre paid fees and expenses related to this offering of $756,944. Calibre also granted 2,000,000 warrants with an exercise price of $0.40 per share. The Warrants expire in October 2007. These warrants were also valued at $0.15 or $300,000.

Note 7. Stock Option Plan

2005 Stock Incentive Plan. Calibre adopted the 2005 Stock Incentive Plan (the “Plan”) in October 2005. Under the Plan options may be granted to key employees and other persons who contribute to the success of Calibre. Calibre has reserved 9,000,000 shares of common stock for the plan. During the period ended December 31, 2005, we granted options pursuant to the plan, to purchase 5,150,000 shares of common stock at an exercise price of $.05 per share, 50,000 options to purchase shares of common stock at an exercise price of $.12 per share, and 1,250,000 options to purchase shares of common stock at an exercise price of $.24 per share. 5,800,000 options are fully vested and 650,000 options vest equally over a four year period. All of our outstanding options expire 10 years after the date of grant. The plan is designed to qualify under the Internal Revenue Code as an incentive stock option plan. Compensation expense recorded through December 31, 2005 for the options granted is $1,504,500.

December 31, 2005

Net loss, as reported	($1,901,651)
Add: Stock based intrinsic value included in report loss	($1,504,500)
Less: Total stock-based employee compensation expense determined under the fair value based method for all awards	($1,877,465)
Pro-forma net loss	($2,274,616)

Basic and diluted loss per share:
As reported	($0.05)
Pro forma	($0.06)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield $0, expected volatility of 57.99%, risk-free interest rate of 5.0%, and expected lives of 10 years.

Note 8. Related Party Transactions

Prentis B. Tomlinson, Jr., served as a Director and Chairman of the Board of Directors from its formation in July 2005 until April 21, 2006. He owns a 17.9% interest in Kerogen Resources, Inc. (“KRI”.) Calibre has entered into four agreements with Kerogen Resources, Inc.

First, Calibre is a party to a letter agreement with Kerogen Resources pursuant to which Calibre is participating in the Reichmann Petroleum project. The project is a joint venture with Kerogen Resources, Crosby Minerals and Reichmann Petroleum Corporation to explore, acquire and develop properties located in the Barnett Shale in the Ft. Worth Basin of north Texas. Reichmann is the operator of the properties. In October 2005 Calibre acquired, through Kerogen Resources, a 12.5% working interest in 6,190 net acres of leasehold interests in Parker, Tarrant, Denton, and Johnson Counties, Texas. Subsequent to the initial acquisition, Calibre purchased a 25% working interest in 443 net acres of leasehold interests from Reichmann Petroleum in Johnson County, Texas. Kerogen Resources provides the technical guidance for the project and in exchange will receive 12.5% of our working interest in each well drilled. As of March 31, 2005, Calibre has paid Kerogen a total $4,835,061, of which $3,179,660 was for the 12.5% working interest in the initial 6,190 acres, prepayment of drilling costs on 12 wells and for the purchase of the 25% working interest in the leasehold interest in Johnson County and $1,655,401 was for operating costs (ie, drilling and completion costs) of the joint venture since the original payment. Kerogen then paid such amounts to Reichmann Petroleum Corporation as reimbursement of leasehold costs, drilling and operating expenses. Currently, our net acreage position subject to the Reichmann agreement is 773.94 net acres. As of April 30, 2006, Calibre has participated in 22 gross wells. Four wells that are currently producing, nine wells have been drilled, completed and fraced and are waiting to be hooked up to a pipeline, four wells have been drilled, completed and are cleaning up after being frac prior to being hooked up to a gas gathering line, three wells have been drilled to total depth, completed and are waiting to be fraced, and two wells are currently drilling.

Second, Calibre has entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the South Fort Worth Basin. Pursuant to this agreement Calibre is obligated to pay Kerogen Resources $597,000 for its

Notes to Financial Statements

identification of prospects; Calibre has paid Kerogen Resources $500,000 of such amount. As of April 30, 2006 Calibre has leased approximately 2,399 net leasehold acres under 8,885 gross leasehold acres pursuant to this agreement. Calibre has paid $666,637 to Kerogen for participation in these leases in the Ft. Worth Basin of Texas. All the leasehold acreage is currently undeveloped. Management believes the price paid for leases represented market prices for similar acreage in the area.

Third, Calibre has entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the Williston Basin. Pursuant to this agreement Calibre is obligated to pay Kerogen Resources $638,600 for its identification of prospects; Calibre has paid Kerogen Resources $550,000 of such amount. As of March 31, 2006, Calibre has not leased or developed any properties pursuant to this agreement.

Fourth, Calibre held a promissory note issued by Kerogen Resources. The principal owed pursuant to the note was $300,000 bearing interest at the rate of 6.25% per annum. The principal of this note and accrued interest thereon was due and payable in a single installment on the maturity date. The maturity date was the earlier of September 30, 2006 or the date on which Kerogen Resources received gross proceeds of at least $6,000,000 from a sale of equity, in one or more transactions. Calibre acquired the note from Mr. Tomlinson in October 2005 in exchange for a payment of $300,000. This note was entered into by Mr. Tomlinson, a founder of Calibre Energy, in anticipation of the formation of Calibre Energy. After the incorporation of Calibre Energy, the company entered into agreements with Kerogen for the purpose of identification, exploration and development of prospects in the Fort Worth Basin and Williston Basin. The Reichmann Petroleum Project and South Fort Worth Basin project are projects identified by these agreements. On March 24, 2006, Kerogen Resources repaid $314,623.29, the full amount of the promissory note and all interest due.

On March 24, 2006, we loaned $350,000 to Standard Drilling, Inc.  pursuant to a loan bearing interest at 4% per annum.  On April 7, 2006 Standard Drilling, Inc. repaid us $350,544.54, the full amount of the loan with all interest due.  Mr. Tomlinson, our President, controls a limited liability company that, at the time of the loan, owned 53% of Standard Drilling, Inc. Further, Standard Drilling’s principal officers also serve as officers of Calibre.

Several of our officers, including our President and CFO, are also employed as officers and/or directors of Standard Drilling, Inc., a company engaged in the business of drilling services.

Notes to Financial Statements

Note 9. Commitments and Contingencies

Calibre has entered into a three year operating lease agreement for office space in Washington, DC. The lease commenced on November 1, 2005 and will expire on October 31, 2008.

At December 31, 2005, future minimum lease payments under the operating lease are as follows:

2006	$100,927
2007	103,450
2008	79,033
2009	-
2010	-
Thereafter	-
Total	$283,410

Total rent expense was $32,557 for the period ended December 31, 2005. There were $17,700 of leasehold incentives which will be amortized over the life of the lease. As of March 31, 2005, we have drilling commitments of $3,183,898 in 2006 for drilling and completion of wells in progress.

NOTE 10 - Asset Retirement Obligations

In accordance with SFAS 143, “Accounting for Asset Retirement Obligations” Calibre records the fair value of a liability for asset retirement obligations (“ARO”) in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset and is depreciated over the useful life of the asset. Calibre accrues an abandonment liability associated with

Notes to Financial Statements

its oil and gas wells when those assets are placed in service. The ARO is recorded at its estimated fair value and accretion is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is determined by using the expected future cash outflows discounted at Calibre’s risk-free interest rate. No market risk premium has been included in Calibre’s calculation of the ARO balance. Calibre’s net ARO liability at December 31, 2005 is expected to approximate the salvage value of the properties..

NOTE 11 - Subsequent Events

Reverse Merger

On January 27, 2006, pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of January 17, 2006 by and among Hardwood Doors and Milling Specialties, Inc., a Nevada corporation (”Hardwood”), Calibre Acquisition Co., a Delaware corporation (“Merger Sub”), and Calibre Energy, Inc., a Delaware corporation (“Calibre Energy Delaware”), ( the “Merger Agreement”), Merger Sub was merged with and into Calibre Energy Delaware, and Calibre Energy Delaware became a wholly-owned subsidiary of Hardwood (the “Merger”). As a result of the Merger, Hardwood, which previously had no material operations, acquired the business of Calibre Energy Delaware. For accounting purposes, this reorganization was treated as a reverse merger, with Calibre Energy, Inc. being the accounting acquirer and the go-forward financial statements reflect Calibre’s history from its inception on August 17, 2005.

Each outstanding share of common stock of Calibre Energy Delaware was converted into one share of common stock of Hardwood. All outstanding options and warrants to purchase common stock of Calibre Energy Delaware were assumed by Calibre and converted into options and warrants to purchase an equal number of shares of common stock of Hardwood. The Merger resulted in a change of control of Hardwood, with the former security holders of Calibre Energy Delaware owning approximately 93.0% of Hardwood’s outstanding common stock, or approximately 93.7% assuming the exercise of all outstanding options and warrants, following the closing of the Merger.

In the Merger, Hardwood issued 47,000,000 shares of its common stock in exchange for 47,000,000 shares of common stock of Calibre Energy Delaware and reserved for issuance (1) 10,000,000 shares of common stock pursuant to outstanding warrants to purchase common stock of Calibre Energy Delaware that were assumed by Hardwood, and (2) 6,425,000 shares of common stock pursuant to outstanding options to purchase common stock of Calibre Energy Delaware pursuant to the Calibre Energy, Inc. 2005 Stock Incentive Plan that were assumed by Hardwood. In connection with the Merger, Calibre paid Hardwood $100,000 as a deposit pursuant to the Merger Agreement. A condition to the Merger was an agreement by the then principal stockholder of Hardwood to cancel, immediately prior to the Merger, 19,575,000 outstanding shares of common stock of Hardwood that had been issued to the principal shareholder. In consideration of such cancellation, Hardwood paid the principal shareholder $100,000, and Calibre recognized recapitalization expense of $100,000. The then principal shareholder of Hardwood also assumed the net liabilities of Hardwood. As a result of the Merger, Hardwood has 50,525,000 shares of common stock issued and outstanding and an additional 18,425,000 shares of common stock reserved for issuance as described above.

In connection with the consummation of the Merger, we changed our name to Calibre Energy, Inc.

Private Placement

On April 18, 2006 Calibre completed a private placement to institutional and other accredited investors in which it sold 5,780,000 units. Each unit, composed of one share of common stock and a warrant to purchase a share of common stock, was sold at a price of $2.00. Aggregate gross proceeds to Calibre were $11,560,000. Offering costs were $888,800 and will be reflected as a reduction in the proceeds.

Notes to Financial Statements

Each warrant issued entitles the holder to acquire one additional share of Calibre common stock at an exercise price of U.S. $2.75 per share at any time on or before two years following the date of issuance. Provided that if the closing price of our common stock on any exchange on which the common stock is traded or quoted equals or exceeds U.S.$4.00 for 20 consecutive trading days and if either: (i) a registration statement registering the re-sale of the shares issuable upon exercise of the warrants has been declared effective, or (ii) Calibre has completed a “Canadian Going Public Transaction” as referred to in the Warrant under the caption “Canadian Reporting Issuer Status,” then the warrant term shall be automatically reduced to 30 days from the date of initial issuance of a news release by Calibre announcing the change to the warrant term.

In connection with sales outside the United States, Calibre Energy paid finders fees totaling $888,800 and issued to the finders warrants to acquire a total of 577,500 shares on the same terms as those warrants issued to the investors except that the exercise price for the finders’ warrants is $2.00 per share.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
(UNAUDITED)

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pre-tax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

Proved Developed and Undeveloped Oil and Gas Reserves, at year end (net):

From Inception (August 17, 2005) to December 31, 2005
(MMcf)
Balance, August 17, 2005	-
Extensions, discoveries and improved production	69.000
Production	(3.000)
Balance, December 31, 2005	66.000

Proved developed reserves
At August 17, 2005	-
At December 31, 2005	66.000

Standardized Measure of Discounted Future Net Cash Flows:

December 31, 2005
Future cash inflows	$462,794
Future production costs	($154,904)
Future development costs and abandonment	(10,938)
Future net cash flows before income taxes	296,952
Future income taxes	(103,933)
Future net cash flows	193,019
10% annual discount for estimated timing of cash flows	(60,500)
Standardized Measure of Discounted Future Net Cash Flows	$132,519

Changes in Standardized Measure of Discounted Future Net Cash Flows:

From Inception (August 7, 2005) to December 31, 2005
Beginning of the year	-
Extensions, discoveries and improved production	$138,613
Sales of oil and gas produced, net of production costs	(6,094)

End of the Year	$132,519

Calibre Energy, Inc.
Consolidated Balance Sheets
(unaudited)
March 31, 2006

	March 31,	December 31,
	2006	2005
Assets
Current Assets
Cash	4,308,654	2,105,749
Accounts receivable
Oil and gas sales	39,472	33,960
Note receivable - related party	350,000	300,000
Prepaid expenses and other	6,245	104,100

Total current assets	4,704,371	2,543,809

Noncurrent Assets
Oil and gas properties, using full cost method	8,568,016	5,308,881
Furniture and office equipment	282,386	121,778
Less: Accumulated depreciation, depletion, amortization and impairment	(67,631)	(35,599)
Net property, furniture and office equipment	8,782,771	5,395,060

Other assets	11,100	-

Total assets	13,498,242	7,938,869

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable - trade	1,443,367	946,852
Accounts payable - employees	-	98,630
Accrued expenses	30,735	20,482
Total liabilities	1,474,102	1,065,964

Shareholders’ Equity
Preferred stock; $.001 par value; 10,000,000 authorized; none issued	-	-
Common stock; $.001 par value; 100,000,000 authorized; 53,980,806 and 47,000,000 issued and outstanding at March 31, 2006 and December 31, 2005, respectively	53,981	47,000
Additional paid-in capital	14,545,422	8,727,556
Accumulated deficit	(2,575,263)	(1,901,651)
Total shareholders’ equity	12,024,140	6,872,905

Total liabilities and shareholders’ equity	13,498,242	7,938,869

Calibre Energy, Inc.
Consolidated Statement of Operations
For the Three Months Ended March 31, 2006
(unaudited)

Oil and Gas Revenue	$39,342

Operating expenses
Lease operating expense	9,296
Depletion expense	14,332
Compensation expense	155,006
Professional fees	246,568
General and administrative (excluding compensation expense)	311,866
Total operating expense	737,068

Loss from operations	(697,726)

Interest income	24,114

Net loss	($673,612)

Earnings per share:
Basic and diluted	($0.01)

Weighted average shares outstanding	49,755,558

Calibre Energy, Inc.
Consolidated Statement of Shareholders’ Equity
For the Three Months Ended March 31, 2006
(unaudited)

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2005	47,000,000	$47,000	$8,727,556	($1,901,651)	$6,872,905

Reverse merger	3,525,000	3,525	(3,525)		-

Issuance of common stock for cash, net of offering costs	3,160,000	3,160	5,811,434		5,814,594

Cashless exercise of warrants	295,806	296	(296)		-

Option expense			10,253		10,253

Net loss				(673,612)	(673,612)

Balance, March 31, 2006	53,980,806	$53,981	$14,545,422	($2,575,263)	$12,024,140

Calibre Energy, Inc.
Consolidated Statement of Cash Flows
For the Three Months Ended March 31, 2006
(Unaudited)

Cash Flows from Operating Activities
Net loss	($673,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash recapitalization expense	100,000
Accretion of stock option expense	10,253
Depreciation and depletion expense	32,032
Changes in working capital components:
(Increase) in accounts receivable	(5,512)
(Increase) in other current assets	(2,145)
(Increase) in other assets	(11,100)
Increase in accounts payable	397,885
Increase in accrued expense	10,253
Net cash (used in) operating activities	(141,946)

Cash Flows from Investing Activities
Additions to oil and gas properties	(3,259,135)
Additions to furniture, office equipment and leasehold improvements	(160,608)
Receipts on notes receivable	300,000
Disbursements on note receivable	(350,000)
Net cash (used in) investing activities	(3,469,743)

Cash Flows from Financing Activities
Proceeds from sale of common stock	5,814,594
Net cash provided by financing activities	5,814,594

Net increase in cash	2,202,905

Cash
Beginning of period	2,105,749
End of period	$4,308,654

Supplemental cash flow information:
Interest paid	-

Notes to Financial Statements

CALIBRE ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. - Basis of Presentation

The accompanying unaudited interim financial statements of Calibre Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report filed with the SEC on Form 10K-SBA. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2005 as reported in Form 10-K-SBA, have been omitted.

Note 2. Organization and Business Operations

Calibre Energy, Inc. is an exploration and production company focused on the acquisition, exploitation and development of high quality, long-lived producing and non-producing fractured gas and oil shale properties in selected producing basins in North America. Headquartered in Washington, DC and Houston, Texas, Calibre is a Delaware corporation that was formed on August 17, 2005.

Calibre completed a reverse merger into a public company, Hardwood Doors and Milling Specialties, Inc. (“Hardwood”), on January 27, 2006, in which Calibre obtained a controlling interest. See Note 6 for details.

Calibre anticipates applying a business model to achieve substantial annual growth in production and reserves with a relatively low risk approach. These plans include deploying known techniques for use in identifying, predicting, and optimizing future production volumes and rates. Using multi-discipline teams with core competencies of petrophysics, reservoir and production engineering, geology and geophysics, the Calibre’s emphasis will be on the practical integrated application of these technologies to identify previously “hidden” potential. This model mitigates conventional exploration risk because Calibre will focus on: a) shales that are laterally extensive (pervasive); b) basins where the target zones have been previously penetrated and found to be productive; c) shales that have been successfully fraced (contained); d) cuttings utilized to validate source rock potential, porosity, and permeability; and e) projects that will be financially leveraged.

Notes to Financial Statements

Note 3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Calibre’s financials are based on a number of significant estimates, including oil and gas reserve quantities which are the bases for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its retirement obligations.

Employee Stock Plan

In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation" (“SFAS No. 123R”). SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Calibre adopted SFAS No. 123R as of January 1, 2006.

Note 4. Going Concern

As shown in the accompanying financial statements, Calibre has incurred operating losses since inception and expects to continue to incur losses through 2006. Calibre’s business plan requires substantial capital investment prior to achieving sufficient positive cash flow to sustain its operations. Future profitability is dependent on the success of our exploration programs. These factors raise substantial doubt about our ability to continue as a going concern. Calibre’s ability to achieve and maintain profitability and positive cash flow is dependent upon Calibre’s ability to locate profitable properties, generate revenue from their planned business operations, and control exploration cost. Management plans to fund its future operations from additional financings and commercial production of its exploration programs. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders and, if available, such financing may not be on commercial terms acceptable to Calibre or its shareholders or that our exploration programs will be successful.

Notes to Financial Statements

Note 5. Related Party Transactions

Our President and Chairman, Mr. Prentis B. Tomlinson, Jr., owns approximately an 18% (on a fully diluted basis) stake of Kerogen Resources, Inc., a privately held oil and gas exploration company and served as a Director and Chairman of the Board of Directors from its formation in July 2005 until April 21, 2006.

We are parties to a letter agreement with Kerogen Resources pursuant to which we are participating in the Reichmann project. During the period ending March 31, 2006, pursuant to such agreement we have paid Kerogen $1,361,643. Kerogen then paid such amount to Reichmann Petroleum Corporation as reimbursement of operating expenses.

We have entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the South Fort Worth Basin. Pursuant to this agreement we are obligated to pay Kerogen Resources $597,000 for its identification of prospects; we have paid Kerogen Resources $500,000 of such amount as of March 31, 2006, although no payments were made in the period ending March 31, 2006 in respect to this agreement. Additionally, we have advanced $666,637 to Kerogen for participation in leases in the Ft. Worth Basin of Texas. The price paid for leases represented market prices for similar acreage in the area.

We have entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the Williston Basin. Pursuant to this agreement we are obligated to pay Kerogen Resources $638,600 for its identification of prospects; we have paid Kerogen Resources $550,000 of such amount as of March 31, 2006. However, we made no payments to Kerogen during the period ending March 31, 2006 in respect to this agreement. The terms of participation by Calibre in the Agreements for both the Ft. Worth Basin and the Williston Basin are similar to Agreements entered into with other industry companies with KRI in these basins.

We held a promissory note issued by Kerogen Resources. The principal owed pursuant to the note was $300,000 and it did bear interest at the rate of 6.25% per annum. The principal of this note and accrued interest thereon was due and payable in a single installment on the maturity date. The maturity date was the earlier of September 30, 2006 or the date on which Kerogen Resources received gross proceeds of at least $6,000,000 from a sale of equity, in one or more transactions. We acquired the note from Mr. Tomlinson in October 2005 in exchange for a payment of $300,000. This note was entered into by Mr. Tomlinson, a founder of Calibre Energy, in anticipation of the formation of Calibre Energy. After the incorporation of Calibre Energy, the company entered into agreements with Kerogen for the purpose of identification, exploration and development of prospects in the Fort Worth Basin and Williston Basin. The Reichmann Petroleum Project and South Fort Worth Basin project are projects identified by these agreements. On March 24, 2006, Kerogen Resources repaid $314,623.29, the full amount of the promissory note and all interest due. The note in the amount of $300,000 was paid on March 24, 2006 together with interest in the amount of $14,623.29.

On March 24, 2006, we loaned $350,000 to Standard Drilling, Inc. pursuant to a loan bearing interest at 4% per annum.  On April 7, 2006 Standard Drilling, Inc. repaid us $350,544.54, the full amount of the loan with all interest due.  Mr. Tomlinson, our President, controls a limited liability company that, at the time of the loan, owned 53% of Standard Drilling, Inc. Further, Standard Drilling’s principal officers also serve as officers of Calibre.

Notes to Financial Statements

We believe all of the transactions with related parties have been on terms no less favorable to us than those terms which may have been obtained from unrelated third parties.
Note 6.  Shareholders’ Equity

Reverse Merger

On January 27, 2006, pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of January 17, 2006 by and among Hardwood Doors and Milling Specialties, Inc., a Nevada corporation (”Hardwood”), Calibre Acquisition Co., a Delaware corporation (“Merger Sub”), and Calibre Energy, Inc., a Delaware corporation (“Calibre Energy Delaware”), ( the “Merger Agreement”), Merger Sub was merged with and into Calibre Energy Delaware, and Calibre Energy Delaware became a wholly-owned subsidiary of Hardwood (the “Merger”). As a result of the Merger, Hardwood, which previously had no material operations, acquired the business of Calibre Energy Delaware. For accounting purposes, this reorganization was treated as a reverse merger, with Calibre Energy, Inc. being the accounting acquirer and the go-forward financial statements reflect Calibre’s history from its inception on August 17, 2005.

Each outstanding share of common stock of Calibre Energy Delaware was converted into one share of common stock of Hardwood. All outstanding options and warrants to purchase common stock of Calibre Energy Delaware were assumed by Calibre and converted into options and warrants to purchase an equal number of shares of common stock of Hardwood. The Merger resulted in a change of control of Hardwood, with the former security holders of Calibre Energy Delaware owning approximately 93.0% of Hardwood’s outstanding common stock, or approximately 93.7% assuming the exercise of all outstanding options and warrants, following the closing of the Merger.

In the Merger, Hardwood issued 47,000,000 shares of its common stock in exchange for 47,000,000 shares of common stock of Calibre Energy Delaware and reserved for issuance (1) 10,000,000 shares of common stock pursuant to outstanding warrants to purchase common stock of Calibre Energy Delaware that were assumed by Hardwood, and (2) 6,425,000 shares of common stock pursuant to outstanding options to purchase common stock of Calibre Energy Delaware pursuant to the Calibre Energy, Inc. 2005 Stock Incentive Plan that were assumed by Hardwood. In connection with the Merger, Calibre paid Hardwood $100,000 as a deposit pursuant to the Merger Agreement. A condition to the Merger was an agreement by the then principal stockholder of Hardwood to cancel, immediately prior to the Merger, 19,575,000 outstanding shares of common stock of Hardwood that had been issued to the principal shareholder. In consideration of such cancellation, Hardwood paid the principal shareholder $100,000, and Calibre recognized recapitalization expense of $100,000. The then principal shareholder of Hardwood also assumed the net liabilities of Hardwood. As a result of the Merger, Hardwood has 50,525,000 shares of common stock issued and outstanding and an additional 18,425,000 shares of common stock reserved for issuance as described above.

Notes to Financial Statements

In connection with the consummation of the Merger, we changed our name to Calibre Energy, Inc

Note 7.	2005 Stock Incentive Plan.

Calibre adopted the 2005 Stock Incentive Plan (the “Plan”) in October 2005. The Plan is designed to qualify under the Internal Revenue Code as an incentive stock option plan. Under the Plan, options may be granted to key employees and other persons who contribute to the success of Calibre. Calibre has reserved 9,000,000 shares of common stock for the plan. Option awards are generally granted with an exercise price equal to the market price of Calibre’s stock at the date of grant. No options were granted or exercised during the three month period ended March 31, 2006.

During 2005, we granted a total of 5,800,000 fully vested options including 5,150,000 options at an exercise price of $.05 per share and 650,000 shares at an exercise price ranging from $0.12 to $0.24 per share. Compensation expense recorded through December 31, 2005 for the options granted was $1,504,500.

We also granted a total of 650,000 nonvested options including options to purchase 50,000 shares of common stock at an exercise price of $.12 per share, and options to purchase 600,000 shares of common stock at an exercise price of $.24 per share. All nonvested options vest over a four year service period and expire 10 years after the date of grant. For the three month period ended March 31, 2006, Calibre recorded compensation expense of $10,251 to amortize the cost of nonvested options issued prior to the adoption of SFAS No. 123R.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield $0, expected volatility of 57.99%, risk-free interest rate of 5.0%, and expected lives of 10 years. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

A summary of Calibre’s nonvested shares as of March 31, 2006, and changes during the three months ended March 31, 2006, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2006	650,000	$162,629
Granted	-
Vested	-
Forfeited	-
Nonvested at March 31, 2006	650,000	$162,629

Notes to Financial Statements

As of March 31, 2006, there was $152,378 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.75 years. No shares vested during the three month period ended March 31, 2006.
Note 8.  Subsequent Events

Private Placement

On April 18, 2006 Calibre completed a private placement to institutional and other accredited investors in which it sold 5,780,000 units. Each unit, composed of one share of common stock and a warrant to purchase a share of common stock, was sold at a price of $2.00 per unit. Aggregate gross proceeds to Calibre were $11,560,000. Offering costs were $ 888,800 and will be reflected as a reduction in the proceeds. At March 31, 2006, Calibre had received net proceeds from stock issuances of $5,814,594 (gross proceeds of $6,320,000 less $505,406 of offering costs). Each warrant issued entitles the holder to acquire one additional share of Calibre common stock at an exercise price of U.S. $2.75 per share at any time on or before two years following the date of issuance. Provided that if the closing price of our common stock on any exchange on which the common stock is traded or quoted equals or exceeds U.S.$4.00 for 20 consecutive trading days and if either: (i) a registration statement registering the re-sale of the shares issuable upon exercise of the warrants has been declared effective, or (ii) Calibre has completed a “Canadian Going Public Transaction” as referred to in the Warrant under the caption “Canadian Reporting Issuer Status,” then the warrant term shall be automatically reduced to 30 days from the date of initial issuance of a news release by Calibre announcing the change to the warrant term.

In connection with sales outside the United States, Calibre Energy paid finders fees totaling $888,800 and issued to the finders warrants to acquire a total of 577,500 shares on the same terms as those warrants issued to the investors except that the exercise price for the finders warrants is $2.00 per share.

Calibre Energy, Inc.
Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2006	2005

Assets
Current Assets
Cash	$4,649,432	$2,105,749
Accounts receivable -Oil and gas sales	97,406	33,960
Note receivable - related party	-	300,000
Prepaid expenses and other	20,621	104,100

Total current assets	4,767,459	2,543,809

Noncurrent Assets
Oil and gas properties, using full cost method
Properties subject to amortization	7,325,495	830,646
Properties not subject to amortization	5,653,718	4,478,235
Furniture and office equipment	361,101	121,778
Less: Accumulated depreciation, depletion, amortization and impairment	(121,079)	(35,599)
Net property, furniture and office equipment	13,219,235	5,395,060
Advances to operator-related party	784,649	-
Other assets	22,662	-

Total assets	$18,794,006	$7,938,869

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable - trade	1,447,435	946,852
Accounts payable - related party	1,031,650	-
Accounts payable - employees	-	98,630
Accrued expenses	52,751	20,482
Total liabilities	2,531,836	1,065,964

Shareholders’ Equity
Preferred stock; $.001 par value; 10,000,000 authorized; none issued	-	-
Common stock; $.001 par value; 100,000,000 authorized; 56,600,806 and 47,000,000 issued and outstanding at June 30, 2006, and December 31, 2005, respectively	56,601	47,000
Additional paid-in capital	19,367,853	8,727,556
Accumulated deficit	(3,162,285)	(1,901,651)
Total shareholders’ equity	16,262,169	6,872,905

Total liabilities and shareholders’ equity	$18,794,006	$7,938,869

Calibre Energy, Inc.
Consolidated Statement of Operations
For the Three Months and Six Months Ended June 30, 2006
(unaudited)

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006

Revenue
Oil & Gas Sales	$90,761	$129,899
Total revenue	90,761	129,899

Operating expenses
Lease operating expense	19,969	16,430
Severance and ad valorem taxes	6,846	10,063
Depletion expense	53,448	85,479
Compensation expense	250,729	610,280
Professional fees	219,245	420,810
General and administrative (excluding compensation expense and professional fees)	171,086	315,132
Total operating expense	721,323	1,458,194

Loss from operations	(630,562)	(1,328,295)

Interest income	43,542	67,663

Net loss	$(587,020)	$(1,260,633)

Earnings per share:
Basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding	56,705,704	49,755,558

Calibre Energy, Inc.
Consolidated Statement of Shareholders’ Equity
For the Six Months Ended June 30, 2006
(unaudited)

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2005	47,000,000	$47,000	$8,727,556	$(1,901,651)	$6,872,905

Reverse merger	3,525,000	3,525	(3,525)		-

Issuance of common stock for cash, net of offering costs	3,160,000	3,160	5,811,434		5,814,594

Cashless exercise of warrants	295,806	296	(296)		-

Option expense			10,253		10,253

Net loss				(673,612)	(673,612)

Balance, March 31, 2005	53,980,806	$53,981	$14,545,422	$(2,575,263)	$12,024,140

Issuance of common stock for cash, net of offering costs	2,620,000	2,620	4,812,180		4,814,800

Option expense			10,251		10,251

Net loss				(587,020)	(587,020)

Balance, June 30, 2006	56,600,806	$56,601	$19,367,853	$(3,162,283)	$16,262,171

Calibre Energy, Inc.
Consolidated Statement of Cash Flows
For the Six Months Ended June 30, 2006
(unaudited)

Cash Flows from Operating Activities
Net loss	$(1,260,633)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash recapitalization expense	100,000
Accretion of stock option expense	20,504
Depreciation and depletion expense	85,479
Changes in working capital components:
(Increase) in accounts receivable	(63,446)
(Increase) in other current assets	(16,521)
(Increase) in other assets	(22,662)
Increase in accounts payable	1,433,603
Increase in accrued expense	32,269
Net cash (used in) operating activities	308,594

Cash Flows from Investing Activities
Additions to oil and gas properties	(8,454,980)
Additions to furniture, office equipment, other assets and leasehold improvements	(239,325)
Receipts on notes receivable	650,000
Disbursements on note receivable	(350,000)
Net cash (used in) investing activities	(8,394,305)

Cash Flows from Financing Activities
Proceeds from sale of common stock	10,629,394
Net cash provided by financing activities	10,629,394

Net increase in cash	$2,543,683

Cash
Beginning of period	$2,105,749
End of period	$4,649,432

Supplemental cash flow information:
Interest paid	-
Income taxes paid	-

Notes to Financial Statements

CALIBRE ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.  Basis of Presentation

The accompanying unaudited interim financial statements of Calibre Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Calibre’s annual report filed with the SEC on Form 10K-SB/A for the period ending December 31, 2005. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2005 as reported in Form 10K-SB/A, have been omitted.

Certain reclassifications have been made to amounts in prior periods to conform with the current period presentation.

Note 2. Organization and Business Operations

Calibre Energy, Inc. is an exploration and production company focused on the acquisition, exploitation and development of high quality, long-lived producing and non-producing fractured gas and oil shale properties in selected producing basins in North America. Headquartered in Washington, DC and Houston, Texas, Calibre is a Nevada corporation that was formed on August 17, 2005.

Calibre intends to expand and develop our exploration and production business and its reserves by initially emphasizing the identification and development of shale gas opportunities in the Barnett Shale and the Fayetteville Shale. Calibre has identified that the Mississippian developments of the Barnett Shale in the Ft. Worth Basin and the Fayetteville Shale development in the Arkoma Basin provide the greatest near term economic value. Calibre is currently participating in three projects with Kerogen Resources, Inc., a privately held exploration and production company located in Houston, Texas, the Reichmann Petroleum project, South Ft. Worth Basin project and Williston Basin project.

Note 3. Summary of Significant Accounting Policies

Stock Based Compensation

Calibre adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006. Accordingly, Calibre began recording compensation expense associated with stock options and other forms of equity compensation in accordance with SFAS No. 123R, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, Calibre had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock

Notes to Financial Statements

Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. Calibre adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with the issuance of stock options will be recognized as a quarterly amortization based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. See Note 6.

Note 4. Going Concern

As shown in the accompanying financial statements, Calibre has incurred operating losses since inception and expects to continue to incur losses through 2006. Calibre’s business plan requires substantial capital investment prior to achieving sufficient positive cash flow to sustain its operations. Future profitability is dependent on the success of our exploration programs. These factors raise substantial doubt about our ability to continue as a going concern. Calibre’s ability to achieve and maintain profitability and positive cash flow is dependent upon Calibre’s ability to locate profitable properties, generate revenue from their planned business operations, and control exploration cost. Management plans to fund its future operations from additional financings and commercial production of its exploration programs. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders and, if available, such financing may not be on commercial terms acceptable to Calibre or its shareholders or that our exploration programs will be successful.

Note 5. Related Party Transactions

Calibre is party to a letter agreement with Kerogen Resources pursuant to which we are participating in the Reichmann project. During the six month period ending June 30, 2006, pursuant to such agreement we have paid $3,068,182 to Kerogen, including $1,706,539 in the three month period ending June 30, 2006. Kerogen then paid such amount to Reichmann Petroleum Corporation as reimbursement of capital and operating expenses.

Calibre has entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the South Ft. Worth Basin. Pursuant to this agreement we are obligated to pay Kerogen Resources $597,000 for its identification of prospects; we have paid Kerogen Resources $500,000 of such amount to date, although no payments were made in the period ending June 30, 2006 under this agreement. Additionally, we have advanced $1,184,154 to Kerogen for participation in leases in the Hill County area of Texas, including $517,517 in the three months ending June 30, 2006.

We have entered into a Participation Agreement with Kerogen Resources for the exploration and development of prospects in the Williston Basin. Pursuant to this agreement we are obligated to pay Kerogen Resources $638,600 for its identification of prospects; we have paid Kerogen Resources $550,000 of such amount to date. However, we made no payments to Kerogen during the period ending June 30, 2006 in respect to this agreement.

Notes to Financial Statements

We believe all of the transactions with related parties have been on terms no less favorable to us than those terms which may have been obtained from unrelated third parties.

Note 6.	2005 Stock Incentive Plan

Calibre adopted the 2005 Stock Incentive Plan (the “Plan”) in October 2005. Under the Plan, options may be granted to key employees and other persons who contribute to the success of Calibre. Calibre has reserved 9,000,000 shares of common stock for the plan. Option awards are generally granted with an exercise price equal to the market price of Calibre’s stock at the date of grant. No options were granted or exercised during the three month period ended June 30, 2006.

We granted a total of 650,000 nonvested options including options to purchase 50,000 shares of common stock at an exercise price of $.12 per share, and options to purchase 600,000 shares of common stock at an exercise price of $.24 per share. All nonvested options vest over a four year service period and expire 10 years after the date of grant. For the three month period ended June 30, 2006, Calibre recorded compensation expense of $10,251 to amortize the cost of nonvested options over the service period of the options.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0%, expected volatility of 57.99%, risk-free interest rate of 5.0%, and expected lives of 10 years. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

A summary of Calibre’s nonvested shares as of June 30, 2006, and changes during the six months ended June 30, 2006, is presented below:
Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2006	650,000	$162,629
Granted	-
Vested	-	-
Forfeited	-
Nonvested at June 30, 2006	650,000	$162,629

Notes to Financial Statements

As of June 30, 2006, there was $142,125 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.5 years. No shares vested or were exercisable during the six month period ended June 30, 2006.

Note 7. Warrants

Calibre’s warrants outstanding and exercisable as of June 30, 2006 are:

Exercise Price	Number of shares	Remaining life	Exercisable Number of Shares Remaining

$0.40	2,000,000	1.25 years	2,000,000
$0.75	10,000,000	1.25 years	9,600,000
$2.00	577,500	1.75 years	577,500
$2.75	5,780,000	1.75 years	5,780,000
	18,357,500		17,957,500

During the first quarter of 2006, 400,000 warrants were exercised on a cashless basis resulting in the issuance of 295,806 shares of common stock.

Calibre Energy, Inc.
Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2006	2005

Assets
Current Assets
Cash	$3,409,807	$2,105,749
Accounts receivable -
Oil and gas sales	262,159	33,960
Related party	175,288	300,000
Prepaid expenses and other	121,782	104,100

Total current assets	3,969,036	2,543,809

Noncurrent Assets
Oil and gas properties, using full cost method
Properties subject to amortization	7,258,594	830,646
Properties not subject to amortization	10,780,675	4,478,235
Furniture and office equipment	401,751	121,778
Less: Accumulated depreciation, depletion, and amortization	(549,607)	(35,599)
Net property, furniture and office equipment	17,891,413	5,395,060
Advances to operator-related party	520,723	-
Investments-equity method	87,500	-
Other assets	34,755	-

Total assets	$22,503,427	$7,938,869

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable - trade	1,223,464	946,852
Accounts payable - related party	846,876	-
Accounts payable - employees		98,630
Accrued expenses	141,966	20,482
Total liabilities	2,212,306	1,065,964

Shareholders’ Equity
Preferred stock; $.001 par value; 10,000,000 authorized; none issued		-
Common stock; $.001 par value; 100,000,000 authorized; 58,350,806 and 47,000,000 issued and outstanding at September 30, 2006, and December 31, 2005, respectively	58,351	47,000
Additional paid-in capital	24,199,329	8,727,556
Accumulated deficit	(3,966,559)	(1,901,651)
Total shareholders’ equity	20,291,121	6,872,905

Total liabilities and shareholders’ equity	$22,503,427	$7,938,869

Calibre Energy, Inc.
Statements Of Operations
For the Three and Nine Months Ended September 30, 2006 and
for the Period from August 17, 2005 (Inception) to September 30, 2005
(Unaudited)

	Three Months Ended	Nine Months Ended	Period from August 17, 2005(Inception) until September 30,
	September 30, 2006	September 30, 2006	2005

Revenue:
Oil & gas sales	$245,262	$375,161	$-

Expenses:
Lease operating	99,655	116,085	-
Severance and ad valorem taxes	18,421	28,485	-
Depreciation, depletion and amortization	428,527	514,008	-
Compensation expense	321,810	855,221	1,443,250
Professional fees	243,699	860,896	607
General and administrative	(39,008)	156,606	9,160
	1,073,104	2,531,301	1,453,017

Net Income (Loss) From Operations	(827,843)	(2,156,140)	(1,453,017)

Interest income	23,569	91,231	1,731

Net Income (Loss)	(804,274)	(2,064,909)	(1,451,286)

Earnings per share:	$(0.01)	$(0.04)	$(0.04)
Basic and diluted

Weighted average shares outstanding	56,704,747	54,300,690	34,691,730

Calibre Energy, Inc.
Consolidated Statement of Shareholders’ Equity
For the Nine Months Ended September 30, 2006
(Unaudited)

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2005	47,000,000	$47,000	$8,727,556	$(1,901,651)	$6,872,905

Issuance of common stock for reverse merger	3,525,000	3,525	(3,525)		-

Issuance of common stock for cash, net of offering costs	3,160,000	3,160	5,811,434		5,814,594

Cashless exercise of warrants	295,806	296	(296)		-

Option expense			10,253		10,253

Net loss				(673,612)	(673,612)

Balance, March 31, 2005	53,980,806	$53,981	$14,545,422	$(2,575,263)	$12,024,140

Issuance of common stock for cash, net of offering costs	2,620,000	2,620	4,812,180		4,814,800

Option expense			10,251		10,251

Net loss				(587,020)	(587,020)

Balance, June 30, 2006	56,600,806	$56,601	$19,367,853	$(3,162,283)	$16,262,171

Exercise of warrants	1,750,000	1,750	4,810,750		4,812,500

Option expense			20,726		20,726

Net loss				(804,274)	(804,274)

Balance, September 30, 2006	58,350,806	$58,351	$24,199,329	$(3,966,559)	$20,291,121

Calibre Energy, Inc.
Consolidated Statement of Cash Flows
For the Nine Months Ended September 30, 2006
and for the Period from August 17, 2005 (Inception) until September 30, 2005
(Unaudited)
	2006	2005

Cash Flows from Operating Activities
Net loss	$(2,064,908)	$(1,451,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash recapitalization expense	100,000	-
Accretion of stock option expense	41,230	1,470,250
Depreciation and depletion expense	514,008	-
Changes in working capital components:
(Increase) in accounts receivable	(403,487)	-
(Increase) in other current assets	(117,683)	-
(Increase) in accounts payable	(191,324)	246,743
Increase in accrued expense	121,484	-
Net cash (used in) operating activities	(2,000,680)	265,707

Cash Flows from Investing Activities
Additions to oil and gas properties	(12,034,930)	(650,000)
Additions to furniture, office equipment, other assets and leasehold improvements	(314,728)	(60,228)
Investment in Potomac Energy	(87,500)	-
Receipts on notes receivable	650,000	-
Disbursements on note receivable	(350,000)	-
Net cash (used in) investing activities	(12,137,158)	(710,228)

Cash Flows from Financing Activities
Proceeds from sale of common stock	15,441,896	2,803,556
Net cash provided by financing activities	15,441,896	2,803,556

Net increase in cash	$1,304,058	$2,359,035

Cash
Beginning of period	2,105,749	-
End of period	3,409,807	2,359,035

Supplemental cash flow information:
Interest paid	-	-
Income taxes paid	-	-

CALIBRE ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.   Basis of Presentation

The accompanying unaudited interim financial statements of Calibre Energy, Inc. (“Calibre”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Calibre’s annual report filed with the SEC on Form 10K-SB/A for the period ending December 31, 2005. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2005 as reported in Form 10K-SB/A, have been omitted.

Certain reclassifications have been made to amounts in prior periods to conform with the current period presentation.

Note 2.   Organization and Business Operations

Calibre is an exploration and production company focused on the acquisition, exploitation and development of high quality, long-lived producing and non-producing fractured gas and oil shale properties in selected producing basins in North America and in anunexplored region of the Arbil Province of Kurdistan, Iraq. Headquartered in Washington, DC and Houston, Texas, Calibre is a Nevada corporation that was formed on August 17, 2005.

Calibre intends to expand and develop our exploration and production business and reserves by initially emphasizing the identification and development of shale gas opportunities in the Barnett Shale and the Fayetteville Shale and the development of an unexplored area of Kurdistan, Iraq. Calibre has identified that the Mississippian developments of the Barnett Shale in the Ft. Worth Basin and the Fayetteville Shale development in the Arkoma Basin and the Bina-Bawi project in Arbil Province of Kurdistan provide the greatest near term economic value. Calibre is currently participating in three projects with Kerogen Resources, Inc., a privately held exploration and production company located in Houston, Texas. The projects are the Reichmann Petroleum project, South Ft. Worth Basin project and Williston Basin project.  Calibre also has acquired 10% participating interest in an Exploration and Production Sharing Agreement with the Kurdish Regional Government in Kurdistan, Iraq, pursuant to a joint operating agreement with Hawler Energy, Ltd (Bina-Bawi Project).

Note 3.   Summary of Significant Accounting Policies

Stock Based Compensation

Calibre adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006. Accordingly, Calibre began recording compensation expense associated with stock options and other forms of equity compensation in accordance with SFAS No. 123R, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, Calibre had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. Calibre adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with the issuance of stock options will be recognized as a quarterly amortization based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. See Note 6.

During the period from inception (August 17, 2005) to September 30, 2005, Calibre recognized $1,416,250 in share-based compensation expense. If compensation cost for our share-based compensation plan been determined consistent with SFAS No. 123R, Calibre's net income and earnings per share would have been reduced to the following pro forma amounts:

Period from Inception (August 17, 2005) to September 30, 2005
Net loss, as reported	$1,451,286
Add: Stock based intrinsic value included in report loss	1,416,250
Less: Total stock-based employee compensation expense determined under the fair value based method for all awards	(1,549,446)
Pro-forma net loss	$1,584,482
Basis and diluted net loss per share As reported	$(0.04)
Pro-forma	$(0.05)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield $0, expected volatility of 58%, risk-free interest rate of 5.0%, and expected lives of 10 years.

Investments

Investments are accounted for under the equity method in circumstances where we are deemed to not exercise significant influence over the operations of the investee. Under the equity method, we recognize our share of the investee’s earnings and losses in our consolidated statements of operations.

Included in investments at September 30, 2006 is an equity investment of $87,500. This investment has been accounted for under the equity method.

Note 4.   Going Concern

As shown in the accompanying financial statements, Calibre has incurred operating losses since inception and expects to continue to incur losses for the next twelve months. Calibre’s business plan requires substantial capital investment prior to achieving sufficient positive cash flow to sustain its operations. Future profitability is dependent on the success of its exploration programs. These factors raise substantial doubt about its ability to continue as a going concern. Calibre’s ability to achieve and maintain profitability and positive cash flow is dependent upon Calibre’s ability to locate profitable properties, generate revenue from their planned business operations, and control exploration cost. Management plans to fund its future operations from additional financings and commercial production of its exploration programs. However, there is no assurance that Calibre will be able to obtain additional financing from investors or private lenders and, if available, such financing may not be on commercial terms acceptable to Calibre or its shareholders or that our exploration programs will be successful.

Note 5.   Related Party Transactions

Calibre participates in certain oil and gas prospects with Kerogen Resources (“Kerogen”) in which Kerogen has identified and offered participation to Calibre. Calibre’s CEO owns approximately 16% of Kerogen.

Calibre is party to a letter agreement with Kerogen for participation in the Reichmann project. During the nine month period ending September 30, 2006, pursuant to such agreement we have paid $4,890,123 to Kerogen, including $1,770,240 in the three month period ending September 30, 2006. Kerogen then paid such amount to Reichmann Petroleum Corporation as reimbursement of capital and operating expenses.

Calibre has entered into a Participation Agreement with Kerogen for the exploration and development of prospects in the South Ft. Worth Basin. Calibre is obligated to pay Kerogen $597,000 for its identification of prospects; Calibre has paid Kerogen $500,000 of such amount through September 30, 2006, although no payments were made in the three month period ending September 30, 2006 under this agreement. Additionally, Calibre has advanced $1,822,427 to Kerogen for participation in leases in the Hill County area of Texas, including $638,273 in the three months ended September 30, 2006.

Calibre has entered into a Participation Agreement with Kerogen for the exploration and development of prospects in the Williston Basin. Calibre is obligated to pay Kerogen $638,600 for its identification of prospects; Calibre has paid Kerogen $550,000 of such amount through September 30, 2006, although, no payments were made to Kerogen during the three month period ending September 30, 2006 under this agreement.

Calibre has entered into a Joint Operating Agreement ("JOA") with Hawler Energy, Ltd ("Hawler"), a wholly owned subsidiary of Prime Natural Resources.  W. Richard Anderson, a Director of Calibre, is the CEO of Prime Natural Resources. The JOA with Hawler makes the Company party to and gives the Company a 10% interest in an Exploration and Production Sharing Agreement with the Kurdish Regional Government for the exploration and development of the Bina Bawi prospect. Calibre is obligated to pay Hawler $5,500,000; Calibre has paid Hawler $2,000,000 of such amount during the three month period ending September 30, 2006.

Calibre shares facilities and some overhead costs with Standard Drilling, Inc.("Standard Drilling"),  a related partner that has certain common executive officers, in Washington D.C. Calibre has entered into a service agreement pursuant to which Standard Drilling will pay Calibre for office space and supplies, use of office equipment, secretarial services and any other services Calibre provide to Standard Drilling in sharing the Washington D.C. office space. Standard Drilling reimburses Calibre for 50% of the costs of the health insurance provided to officers who are employed by both companies. The average payment by Standard Drilling to Calibre under the services agreement is expected to be $70,000 per quarter for 2006 and will be reviewed for any potential adjustment in January 2007. The services agreement may be terminated by either party on 30 days notice.

Potomac Energy, LLC (“Potomac”) is a joint venture entity formed by Calibre and Standard Drilling to acquire software licenses and data sufficient to build and maintain a land title database that will cover a portion of the Ft. Worth Basin in north central Texas. Calibre and Standard Drilling each own 50% of Potomac, and each contributed $87,500 to Potomac in the quarterly period ended September 30, 2006. Calibre and Standard Drilling will share 50/50 in all costs of Potomac. Each Company will have access to the Potomac database. In addition, Calibre will have a right to participate in 50% of any prospect generated by the database. Potomac had no other activities in the period ended September 30, 2006 other than the purchase of software and has no assets other than the software. Potomac is governed by a two person board comprised of one representative of Calibre and one representative of Standard Drilling. William B. Nunnallee ,Calibre’s Vice President of Land, serves as an officer and director of Potomac.

Calibre believes all of the transactions with related parties have been on terms no less favorable to it than those terms which may have been obtained from unrelated third parties.

Note 6.  2005 Stock Incentive Plan

Calibre adopted the 2005 Stock Incentive Plan (the “Plan”) in October 2005. Under the Plan, options may be granted to key employees and other persons who contribute to the success of Calibre. Calibre has reserved 9,000,000 shares of common stock for the plan. Option awards are generally granted with an exercise price equal to the market price of Calibre’s stock at the date of grant. No options were exercised during the three month period ended September 30, 2006.

During the three month period ended September 30, 2006, Calibre issued 100,000 incentive stock options to an employee of Calibre with an exercise price of $2.10. These options expire on July 27, 2016, vest 25% on each anniversay of the date of issuance over 4 years and had a fair value of $167,594 at the date of grant. Calibre valued these options using the Black-Scholes option -pricing valuation model. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires management’s judgment, and which may impact the value of the options. The assumptions used in the Black-Scholes valuation model were: a risk-free interest rate of 5.00%; the current stock price at date of issuance of $2.10 per share; the exercise price of the options of $2.10 per share; the term of 10 years; volatility of 70.94%; and dividend yield of 0.0%. For the three month period ended September 30, 2006, Calibre recorded compensation expense of $10,475 to amortize the cost of these non-vested options over the service period of the options.

Prior to January 1, 2006, Calibre granted a total of 650,000 non-vested options including options to purchase 50,000 shares of common stock at an exercise price of $0.12 per share, and options to purchase 600,000 shares of common stock at an exercise price of $0.24 per share. All non-vested options vest over a four year service period and expire 10 years after the date of grant. At September 30, 2006, Calibre had compensation expense of $162,629 to amortize the cost of these non-vested options over the service period of the options.

A summary of option activity as of September 30, 2006, and changes during the nine months ended September 30, 2006 is presented below:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2006	6,450,000	$0.09	9.05
Granted	100,000	$2.10	9.75
Exercised, forfeited, or expired	-	-	-	-
Outstanding at September 30, 2006	6,550,000	$0.12	9.06	$15,781,000

Exercisable at September 30, 2006	6,550,000	$0.12	9.06	$15,781,000

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2006 was $1.68 per share

A summary of Calibre’s non-vested shares as of September 30, 2006 and changes during the nine months ended September 30, 2006, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2006	650,000	$0.25
Granted	100,000	$1.68
Vested	-	-
Forfeited	-	-
Nonvested at September 30, 2006	750,000	$0.44

As of September 30, 2006, there was $288,991 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.3 years. No shares vested or were exercised during the nine month period ended September 30, 2006.

Note 7.   Warrants

Calibre’s warrants outstanding and exercisable as of September 30, 2006 are:

Exercise Price	Number of shares	Remaining life	Exercisable Number of Shares Remaining

$0.40	2,000,000	1.0 years	2,000,000
$0.75	10,000,000	1.0 years	9,600,000
$2.00	577,500	1.5 years	577,500
$2.75	5,780,000	1.5 years	4,030,000
	18,357,500		18,207,500

During the nine months ended September 30, 2006, 400,000 warrants were exercised on a cashless basis resulting in the issuance of 295,806 shares of common stock and 1,750,000 warrants were exercised at $2.75 per share resulting in the issuance of 1,750,00 share of common stock and proceeds of $4,812,500.  In connection with the exercise of the 1,750,000 warrants Calibre issued additional warrants to purchase 1,000,000 shares of the Company’s common stock at $1.50 per share with an expiration of November 5, 2008.

PRO FORMA
FINANCIAL INFORMATION
Unaudited

IMPORTANT NOTICE:

The following unaudited Pro Forma financial information of Calibre Energy, Inc. (“Calibre”) and Hardwood Doors & Milling Specialities, Inc. (“Hardwood”) set forth a post merger snapshot of the combined balance sheet at December 31, 2005 as though the merger had occurred as of the balance sheet date. Hardwood had no significant operations; therefore, no pro forma statement of operations is presented. The Pro Forma transactions presented are required by the merger agreement or by accounting principles to be completed upon the completion of the reverse acquisition.

Pro Forma Balance Sheet
December 31, 2005
(unaudited)

	CEI	Hardwood		Adjustments			Pro Forma Combined
Assets				Debit		Credit

Current Assets
Cash	$2,105,749	$100,872			(5)	$100,872	$2,105,749
Accounts Receivable	33,960						33,960
Notes receivable	300,000	- -					300,000
Other current assets	104,100	- -			(4)	100,000	4,100
Total current assets	2,543,809	100,872				200,872	2,443,809

Noncurrent Assets
Oil and gas properties, using full cost method	5,308,881						5,308,881
Furniture and office equipment	121,778	- -					121,778
Less accumulated depreciation, depletion, amortization and impairment	(35,599)	- -					(35,599)
Net property, furniture and office equipment	5,395,060	- -					5,395,060

Total assets	7,938,869	100,872				200,872	7,838,869

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable- trade	946,852						946,852
Accounts payable- employees	98,630						98,630
Stock payable		100,000	(5)	100,000			-
Accrued expenses	20,482	12,511	(5)	12,511			20,482
Note Payable - Stockholder	- -	10,000	(5)	10,000			-
Total liabilities	$1,065,964	$122,511		122,511			$1,065,964

Shareholders’ Equity
Preferred stock	-	-					-
Common stock	47,000	23,100	(2)	19,575	(1)		50,525
Additional paid-in capital	8,727,556	124,900	(1)		(2)	19,575	8,702,392
			(3)	169,639
Accumulated deficit	(1,901,651)	(169,639)	(4)	100,000	(3)	169,639	(1,980,012)
					(5)	21,639
Total shareholders’ equity	6,872,905	(21,639)					6,772,905

Total liabilities and shareholders’ equity	$7,938,869	$100,872		$411,725		$210,853	$7,838,869
Notes

(1)	Merger agreement provides for the cancellation of 19,575,000 shares of Hardwood common stock.

(2)	As a result of reverse merger accounting, additional paid in capital of Hardwood is eliminated.

(3)	As a result of the reverse merger accounting, the Hardwood’s accumulated deficit is eliminated.

(4)	Represents the cost of the merger to Calibre of $100,000 reflected in recapitalization expense.

(5)	Represents the net liabilities assumed by the principal shareholder of Hardwood of $21,639 included in Hardwood’s balance sheet.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$22,190.60
Printing Costs	3,000
Legal Fees and Expenses	60,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar Fees	3,000
Miscellaneous	10,000
Total	$113,190.60

Item 14. Indemnification of Directors and Officers.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Article VII of our Articles of Incorporation provides as follows:

“A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.”

Article VIII of our Bylaws provides as follows:

“Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term “expense” shall include all obligations incurred by such person for the payment of money, including without limitation attorney’s fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.”

A judgment of conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person and been a Director, officer or employee of the Corporation.”

Additionally, under their employment agreements with Calibre, Messrs. Tomlinson, Moses, Pennington and Nunnallee are entitled to indemnification in their capacity as officers of Calibre to the fullest extent permitted by the NGCL.

Item 15. Recent Sales of Unregistered Securities.

Acquisition of Calibre Energy, Inc.

On January 27, 2006 Calibre Energy, Inc., a Nevada corporation (“Calibre Nevada”), then named “Hardwood Doors and Milling Specialties, Inc.,” issued: (i) 47,000,000 shares of common stock to the shareholders of Calibre Energy, Inc., a Delaware corporation (“Calibre Delaware”) in exchange for all the outstanding capital stock of Calibre Delaware; and (ii) warrants to acquire 10,000,000 shares of common stock at a price of $0.75 to the shareholders of Calibre Delaware in exchange for all the outstanding warrants of Calibre Delaware. The shares of common stock issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933 (the “Securities Act”), Regulations and/or Section 4(2) of the Securities Act.

In March and April of 2006, Calibre Nevada issued 5,780,000 units, to investors in the United States and other countries, at a price of $2.75. Each unit was composed of one share of its common stock and a warrant to purchase one share of Calibre Nevada common stock at a price of $2.00 per share.. At the same time, Calibre Nevada issued to the placement agents who assisted with the sale of the share and warrants outside the United States, warrants to purchase 577,500 units; each unit was composed of one share of its common stock and a warrant to purchase one share of its common stock at a price of $2.00 per share.  The shares of common stock, warrants and units were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act, Regulation S, and/or Section 4(2) of the Securities Act.

On November 7, 2006 Calibre Nevada completed a private placement offering of its common stock and warrants with a single investor. Pursuant to the private placement, the investor agreed to pay an aggregate of $4,812,500 and surrender a warrant it held for the purchase of 1,750,000 shares of common stock at a price of $2.75 per share in exchange for 1,000,000 shares of the Company’s common stock and warrants to purchase 1,000,000 shares of its common stock at a price of $1.50 per share; the new warrants expire October 31, 2008. The private placement was completed under Regulation S. Proceeds of the private placement will be used for general working capital.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits of Calibre are included herein.

Exhibit No.	Description
2.1
Amended and Restated Agreement and Plan of Reorganization dated January 17, 2006 by and among Hardwood Doors and Milling Specialities, Inc., a Nevada corporation, Calibre Energy Acquisition Corp., a Delaware corporation, and Calibre Energy, Inc., a Delaware corporation, (Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed by Calibre Energy, Inc. on January 27, 2006)

3.1
Amended and Restated Articles of Incorporation of Hardwood Doors and Milling Specialties, Inc. (Incorporated by reference to Exhibit 3.1 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

3.3	Bylaws of Calibre Energy, Inc. (Incorporated by reference to Exhibit 3.3 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

5.1	Opinion of Vinson & Elkins L.L.P.

10.1
Registration Rights Agreement dated October 31, 2005 by and among Calibre Energy, Inc. and the stockholders named therein. (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.2
Form of Common Stock Warrant dated October 31, 2005 issued by Calibre Energy, Inc. to the purchasers. (Incorporated by reference to Exhibit 10.2 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.3
Participation Agreement (Southern Fort Worth Basin) dated September 20, 2005 among Calibre Energy, Inc., Kerogen Resources, Inc. (Incorporated by reference to Exhibit 10.3 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.4
Letter Agreement re: Barnett Share Acquisition dated October 12, 2005 between Reichmann Petroleum and Calibre Energy, Inc. (Incorporated by reference to Exhibit 10.4 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.5
Participation Agreement (Williston Basin) dated September 20, 2005 between Calibre Energy, Inc. and Kerogen Energy, Inc. (Incorporated by reference to Exhibit 10.5 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.6
First Amendment to Participation Agreements dated October 31, 2005 among Calibre Energy, Inc., Kerogen Resources, Inc., Triangle Petroleum USA, Inc. and Wynn Crosby Partners I, LP. (Incorporated by reference to Exhibit 10.6 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.7	Calibre Energy, Inc. 2005 Stock Incentive Plan (Incorporated by reference to Exhibit 10.7 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.8	Form of Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.8 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.9	Form of Non-Statutory Stock Option Agreement (Incorporated by reference to Exhibit 10.9 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 27, 2006.)

10.10
Amended and Restated Employment Agreement dated October 3, 2006 between Calibre Energy, Inc. and Tomlinson. (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.'s Current Report on Form 8-K filed October 4, 2006.

10.11
Amended and Restated Employment Agreement dated October 3, 2006  between Calibre Energy, Inc. and Moses. (Incorporated by reference to Exhibit 10.2 of Calibre Energy, Inc.’s Current Report on Form 8-K filed October 4, 2006.)

10.12
Amended and Restated Employment Agreement dated October 3, 2006 between Calibre Energy, Inc. and Peter F. Frey (Incorporated by reference to Exhibit 10.3 of Calibre Energy, Inc.’s Current Report on Form 8-K filed October 4, 2006.)

10.13
Amended and Restated Employment Agreement dated October 3, 2006 between Calibre Energy, Inc. and O. Oliver Pennington, III (Incorporated by reference to Exhibit 10.4 of Calibre Energy, Inc.’s Current Report on Form 8-K filed October 4, 2006.)

10.14	Form of Stock Purchase Warrant dated April 18, 2006. (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.’s Current Report on Form 8-K filed April 24, 2006.)

10.15	Registration Rights Agreement dated April 18, 2006. (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.’s Current Report on Form 8-K filed April 24, 2006.)

10.16	Bina Bawi JOA (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.'s Current Report on Form 8-K filed September 18, 2006.)

10.17	Bina Bawi Novation Agreement (Incorporated by reference to Exhibit 10.2 of Calibre Energy, Inc.'s Current Report on Form 8-K filed September 18, 2006.)

10.18	Calibre Energy, Inc. Agreement with Hawler Energy, Inc. (Incorporated by reference to Exhibit 10.3 of Calibre Energy, Inc.'s Current Report on Form 8-K filed September 18, 2006

10.19	Calibre Energy, Inc. Agreement of AMI with Hawler Energy, Inc. (Incorporated by reference to Exhibit 10.4 of Calibre Energy, Inc.’s Current Report on Form 8-K filed September 18, 2006.

10.20	Form of Stock Purchase Warrant dated November 6, 2006. (Incorporated by reference to Exhibit 10.1 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January, 2007.)

10.21	Registration Rights Agreement dated November 6, 2006. (Incorporated by reference to Exhibit 10.2 of Calibre Energy, Inc.’s Current Report on Form 8-K filed January 17, 2007.)

10.22
Business Opportunity Agreement dated January 16, 2006 between Calibre Energy, Inc. and Standard Drilling, Inc. (Incorporated by reference to Exhibit Calibre Energy, Inc.'s Current Report Form 8- filed January 17, 2007.)

23.1**	Consent of Malone & Bailey, PC

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.3	Consent of Ryder Scott Company, L.P.

** Filed herewith

(b) Financial Statement Schedules.

All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution

(2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant or the purchaser.

(b) The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the  registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(d) In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 8th day of February 2007.

CALIBRE ENERGY, INC.

By:	/s/ Prentis B. Tomlinson, Jr.
Name:	Prentis B. Tomlinson, Jr.
Title:	Chief Executive Officer

By:	/s/ O. Oliver Pennington, III
Name:	O. Oliver Pennington, III
Title:	Chief Financial Officer and
Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prentis B. Tomlinson, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prentis B. Tomlinson, Jr.	President, Chief Executive Officer and	February 8, 2007
Prentis B. Tomlinson, Jr.	Chairman of Board (principal executive officer)

/s/ O. Oliver Pennington, III	Vice President and Chief Financial Officer	February 8, 2007
O. Oliver Pennington, III	(principal financial and accounting officer)

/s/ Edward L. Moses, Jr.		February 8, 2007
Edward L. Moses, Jr.	Director

/s/ W. Richard Anderson		February 8, 2007
W. Richard Anderson	Director

/s/ Derek H. L. Buntain		February 8, 2007
Derek H. L. Buntain	Director

/s/Kirwin L. Drouet		February 8, 2007
Kirwin L. Drouet	Director